This share transfer involves the securities of foreign companies.  The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial information included in this document was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and all of its officers and directors are residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share transfer, such as in open market or privately negotiated purchases.

This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

(Securities code: 9883)
December 10, 2014

To All Shareholders

Kunio Ikisu
Chairman & CEO
Fuji Electronics Co., Ltd.
2-12, Hongo 3-chome,
Bunkyo-ku, Tokyo, Japan

NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the extraordinary general meeting of shareholders of Fuji Electronics Co., Ltd. (the “Company” or “Fuji Electronics”). The meeting will be held as described below.
If you are unable to attend the meeting, you can exercise your voting rights in writing by submitting the Voting Rights Exercise Form. Please review the Reference Documents for the General Meeting of Shareholders described hereinafter, indicate your approval or disapproval of each proposal on the enclosed Voting Rights Exercise Form, and return by post so that it will be delivered no later than 5:30 p.m. on Thursday, December 25, 2014.

1.	Date and Time	December 26, 2014 (Friday) at 10:00 a.m.
2.	Place	Conference Room Takachiho, 2nd floor, Tokyo Garden Palace 7-5, Yushima 1-chome, Bunkyo-ku, Tokyo, Japan
3.	Agenda of the Meeting
	Proposals to be resolved:	Proposal No. 1	Approval of the Share Transfer Plan
		Proposal No. 2	Partial Amendment to Articles of Incorporation

Notes:	1.	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk of the meeting venue.
2.
Among the documents which are required to be distributed upon notice of this meeting of shareholders, the following document is disclosed on the Company’s website (http://www.fujiele.co.jp) in lieu of entry of statement in the Reference Documents for the General Meeting of Shareholders, based on the provisions set forth in laws and regulations and Article 15 of Articles of Incorporation.

“Financial Statements of the Most Recent Accounting Period of the other Wholly-Owned Subsidiary Company in Share Transfer (Macnica, Inc.) provided in Proposal No. 1”
3.	Subsequent amendments to the Reference Documents for the General Meeting of Shareholders, if any, will be listed on the Company’s website (http://www.fujiele.co.jp).

(1)

REFERENCE DOCUMENTS FOR THE GENERAL MEETING OF SHAREHOLDERS
Proposals and references

Proposal No. 1: Approval of the Share Transfer Plan
1.	Reason for the share transfer
The Company has developed its business since its establishment in 1970 as a distributor specializing in foreign semiconductors (mainly analog semiconductors) as the “BEST CHOICE” to satisfy the needs of customers without being bound by the business groupings of manufacturers. Arising from its detailed customer-oriented services and Japan-focused geographic strategy, it boasts a premier customer-base of small and medium sized enterprises (broad-based customers) in the industrial market segment. In order to respond to the shift of the production sites of its customers to the Asian region, Fuji Electronics has four (4) subsidiaries in the Asia-Pacific region (including one (1) in Hong Kong) and one (1) subsidiary in the United States that handles advanced semiconductors for aerospace applications.
Macnica, Inc. (“Macnica”) was established in 1972 as a technology-focused distributor of imported semiconductors. It has expanded its line of products with a primary emphasis on those products where technical support is critical, such as FPGAs (a type of IC where a user can program the circuit after manufacturing). In terms of Macnica’s operations outside of Japan, since the establishment of its subsidiary in Singapore in 2000, Macnica has globally expanded the scope of its business areas to encompass the Asian, European, North American and South American regions to serve both Japanese and local customers.
As stated above, Macnica and Fuji Electronics operate their principal businesses as independent distributors of semiconductors to supply electronic and/or equipment manufacturers with semiconductors and/or electronic components. The business environment surrounding both companies, however, is changing rapidly due to the maturity of the domestic semiconductor market, increasing competition among semiconductor distributors, the advancement of technologies, the consolidation of semiconductor manufacturers and the globalization in the production sites of customers.
In such business environment, Macnica and Fuji Electronics have reached the consensus that it has become necessary to provide their customers and suppliers with more value-added services than ever by utilizing their unique advantages while combining their strengths in order to ensure the continuing growth and development of their businesses. Therefore, Macnica and Fuji Electronics have agreed to undertake the steps to the management integration (the “Management Integration”).
Through the Management Integration, Macnica and Fuji Electronics will become one of the largest and most technologically advanced business groups in Japan, in terms of being an independent distributor of semiconductors with a primary emphasis on foreign semiconductors and electronic components.
The new business group will strive to become, as a result of integrating the operations of both companies, the industry leading distributor in Japan for all types of customer transactions regardless of their scales, through the expansion of its product lines, including foreign semiconductors and electronic components, and the provision of enhanced services to an extensive customer base ranging from large to small business enterprises.
This proposal, for the purpose of realization of the Management Integration, calls for approval of the share transfer plan with regard to the Company becoming a wholly-owned subsidiary of the joint holding company established by way of share transfer as stipulated in Article 772 of the Companies Act, jointly with Macnica (the “Share Transfer”).

2.	Summary of the Share Transfer Plan

Share Transfer Plan (Copy)

Macnica, Inc. (“Macnica”) and Fuji Electronics Co., Ltd. (“Fuji Electronics”) have agreed to conduct a share transfer by way of joint share transfer, thereby jointly preparing a share transfer plan (the “Transfer Plan”) as follows.

Article 1 (Share Transfer)
As prescribed in the Transfer Plan, Macnica and Fuji Electronics shall conduct a share transfer by way of joint share transfer (the “Share Transfer”), whereby the wholly-owning parent company incorporated through the share transfer (the “New Company”) acquires all issued shares of Macnica and Fuji Electronics on the New Company Establishment Date (as defined in Article 7 of the Transfer Plan; hereinafter the same shall apply).

(2)

Article 2 (Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters prescribed in Articles of Incorporation of the New Company)
1.	Purpose, trade name, location of head office, and total number of authorized shares shall be as follows.
(1)	Purpose The purpose of the New Company shall be as set forth in Article 2 of Articles of Incorporation attached herein as Exhibit 1.
(2)	Trade Name The trade name of the New Company shall be “MACNICA･FUJI ELE HOLDINGS KABUSHIKI KAISHA,” and “MACNICA FUJI ELECTRONICS HOLDINGS, INC.” in English.
(3)	Location of Head Office The head office of the New Company shall be located in Yokohama-shi, Kanagawa-ken at 6-3, Shinyokohama 1-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken.
(4)	Total Number of Authorized Shares The total number of authorized shares of the New Company shall be two hundred million (200,000,000).
2.	Other than matters set forth in the preceding items, matters prescribed in Articles of Incorporation of the New Company shall be as described in Articles of Incorporation attached herein as Exhibit 1.

Article 3 (Name of Directors and Auditors, and Accounting Auditor upon Incorporation of the New Company)
1.	Name of Directors upon incorporation of the New Company shall be as follows.
Chairman	Haruki Kamiyama
Vice Chairman	Kunio Ikisu
President & CEO	Kiyoshi Nakashima
Executive Vice President & COO	Kiyoshi Ikisu
Director	Shigeyuki Sano
Director	Eiichi Nishizawa
Director	Fumihiko Arai
Director	Shinichi Onodera
Director	Seu, David Daekyung
2.	Name of Auditors upon incorporation of the New Company shall be as follows.
Auditor (full-time)	Yutaka Usami
Auditor	Yoshiaki Asahi
Auditor	Fujiaki Mimura
3.	Name of Accounting Auditor upon incorporation of the New Company shall be as follows.
Ernst & Young ShinNihon LLC.

Article 4 (Shares to be Issued upon the Share Transfer and Allotment thereof)
1.
The New Company, upon the Share Transfer, shall issue common shares of the New Company to the shareholders of Macnica and Fuji Electronics as of the time immediately before obtaining all issued shares of Macnica and Fuji Electronics (the “Reference Time”), in the number equivalent to the sum of (i) the number of shares obtained by multiplying two point five (2.5) to the number of shares of Macnica issued at the Reference Time, and (ii) the number of shares obtained by multiplying one (1) to the number of shares of Fuji Electronics issued at the Reference Time, in place of shares of Macnica and Fuji Electronics they hold.

2.
The New Company shall allot the common shares to be issued by the New Company in accordance with the provision set forth in the preceding paragraph to the shareholders of Macnica and Fuji Electronics registered at the Reference Time as follows.

(1)	For Macnica shareholders, two point five (2.5) common shares of the New Company for one (1) common share of Macnica they hold.
(2)	For Fuji Electronics shareholders, one (1) common share of the New Company for one (1) common share of Fuji Electronics they hold.
3.
If a fraction less than one share arises in the course of calculation as stated in the preceding two paragraphs, it shall be treated in accordance with Article 234 of the Companies Act and other related laws and regulations.

Article 5 (Treatment of Share Options)
1.
The New Company, upon the Share Transfer, shall issue share options (1st series) of the New Company (details are described in Exhibit 3 “Details of Share Options (1st series) of the New Company,” hereinafter referred to as the “Share Options (1st Series) of the New Company”) in the number equivalent to the total number of share options (2nd series) of Macnica (details are described in Exhibit 2 “Details of Macnica Share Options (2nd series),” hereinafter referred to as the “Share Option (2nd Series) of Macnica”) stated or recorded in the share option registry of Macnica as of the day immediately preceding the New Company Establishment Date in place of such Share Options (2nd Series) of Macnica to holders of the Share Options (2nd Series) of Macnica.

2.
With regard to allotment of the Share Options (1st Series) of the New Company to be issued in accordance with the provision provided in the preceding paragraph, one (1) Share Option (1st Series) of the New Company shall be allotted for one (1) Share Option (2nd Series) of Macnica held to holders of the Share Options (2nd Series) of Macnica stated or recorded in the share option registry of Macnica as of the day immediately preceding the New Company Establishment Date.

(3)

Article 6 (Amount of Capital and Reserve of the New Company)
The amount of capital and reserve upon the New Company Establishment Date shall be as follows.
(1)	Amount of capital 10.0 billion yen
(2)	Amount of legal capital surplus 2.5billion yen
(3)	Amount of legal retained earnings 0 yen

Article 7 (Establishment Date of the New Company)
The date on which the establishment of the New Company must be registered shall be April 1, 2015 (the “New Company Establishment Date”); provided, however, that such date may be changed by agreement between Macnica and Fuji Electronics upon consultation where necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 8 (Meeting of Shareholders to Approve the Share Transfer Plan)
1.	Macnica shall convene an extraordinary general meeting of shareholders on December 26, 2014 to call for resolution regarding approval of the Transfer Plan and matters required for the Share Transfer.
2.
Fuji Electronics shall convene an extraordinary general meeting of shareholders on December 26, 2014 to call for resolution regarding approval of the Transfer Plan and matters required for the Share Transfer.

3.
The date of the extraordinary general meeting of shareholders stated in preceding two paragraphs may be changed by agreement between Macnica and Fuji Electronics upon consultation where necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 9 (Dividend of Surplus)
1.	Macnica may pay dividends at a maximum of 30 yen per share to shareholders or registered pledgees of shares stated or recorded on its final shareholder registry as of March 31, 2015.
2.	Fuji Electronics may pay dividends at a maximum of 50 yen per share to shareholders or registered pledgee of shares stated or recorded on its final shareholders’ registry as of February 28, 2015.
3.
Except in the case stated in the preceding two paragraphs, Macnica and Fuji Electronics may not resolve matters concerning dividend of surplus with a record date that falls on or before the New Company Establishment Date, provided, however, that this shall not apply where Macnica and Fuji Electronics agree upon consultation.

Article 10 (Listing of Shares, Administrator of Shareholder Registry)
1.	The New Company shall be scheduled to list its common shares on the 1st section of the Tokyo Stock Exchange on the New Company Establishment Date.
2.	The Administrator of Shareholder Registry upon establishment of the New Company shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 11 (Cancellation of Treasury Shares)
Macnica and Fuji Electronics shall cancel all of its respective treasury shares held as of the Reference Time (including treasury shares acquired through share purchase concerning dissenting shareholders’ share purchase demand provided in Article 806, Paragraph 1 of the Companies Act, which is to be exercised upon the Share Transfer) on the Reference Time by resolution at the Board of Directors held by the date immediately preceding the New Company Establishment Date.

Article 12 (Management of Company Property)
Macnica and Fuji Electronics shall, after the preparation of the Transfer Plan until the New Company Establishment Date, conduct their business as well as manage and operate their property with the due care of a prudent manager and have its respective subsidiaries conduct their business as well as manage and operate their property with the due care of a prudent manager. With regard to an act that may cause significant effect to the property or rights and obligations of Macnica and Fuji Electronics (including its respective subsidiaries), unless otherwise provided for in the Transfer Plan, Macnica and Fuji Electronics shall discuss such matters in advance and carry out such act or have its respective subsidiaries carry out such act with the agreement of the other party.

Article 13 (Effect of the Transfer Plan)
The Transfer Plan shall cease to be effective if (i) a resolution regarding approval of the Transfer Plan or matters required for the Share Transfer cannot be obtained at either of the general meeting of shareholders of Macnica or Fuji Electronics as stated in Article 8, or (ii) the necessary approvals, etc. for the Share Transfer as set forth under applicable laws and regulations cannot be obtained from the related authorities, or (iii) when the Share Transfer is cancelled in accordance with the following article.

(4)

Article 14 (Change to the Terms of Share Transfer and Cancellation of the Share Transfer)
Macnica and Fuji Electronics may, after the preparation of the Transfer Plan until the New Company Establishment Date, make changes to the terms of Share Transfer and other content of the Transfer Plan or cancel the Share Transfer by agreement upon consultation, if (i) significant change occurs to the financial condition or business condition of either Macnica or Fuji Electronics, or (ii) matters that may cause significant difficulty to conduct the Share Transfer occur or become apparent, or (iii) other matters that may cause significant difficulty to achieve the objectives of the Transfer Plan occur.

Article 15 (Subject of Consultation)
Matters stipulated in this Transfer Plan, other matters not stipulated herein, and matters required for the Share Transfer, shall be determined by agreement between Macnica and Fuji Electronics upon consultation in accordance with the spirit of the Transfer Plan.

IN WITNESS WHEREOF, this Transfer Plan has been executed in duplicate, with Macnica and Fuji Electronics holding one copy each.

October 27, 2014

6-3, Shinyokohama 1-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken
Macnica, Inc.
President and CEO	Kiyoshi Nakashima (Seal)

Ochanomizu Center Building, 2-12, Hongo 3-chome, Bunkyo-ku, Tokyo
Fuji Electronics Co., Ltd.
President	Kiyoshi Ikisu (Seal)

(5)

Exhibit 1

Articles of Incorporation
Chapter I. General Provisions

(Trade Name)
Article 1.	The trade name of the Company shall be MACNICA･FUJI ELE HOLDINGS KABUSHIKI KAISHA, and MACNICA FUJI ELECTRONICS HOLDINGS, INC. in English.

(Purpose)
Article 2.
The purpose of the Company shall be to control or manage companies engaging in the following businesses and foreign companies engaging in the equivalent businesses through holding shares or equity interest of such companies, as well as to engage in all businesses incidental or related to such businesses:

(1)	Export, import and sales of electronic parts including semiconductors and integrated circuits;
(2)	Development, export, import, sales and lease of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(3)	Development, import, export and sales of software related to Items (1) and (2);
(4)	Development and processing of electronic parts including semiconductors and integrated circuits;
(5)	Installation, mounting, adjustment and maintenance of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(6)	Guidance and consulting services related to the introduction of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(7)	Planning, production, and sales of publications related to information and communications, as well as electronics;
(8)	Data processing services business;
(9)	Real estate rental business; and
(10)	Any and all businesses incidental or related to the preceding Items.
2.	The Company is authorized to engage in businesses stated in the Items of the preceding Paragraph.

(Location of Head Office)
Article 3.	The head office of the Company shall be located in Yokohama-shi, Kanagawa-ken.

(Organs)
Article 4.	The Company shall establish the following organs, in addition to a general meeting of shareholders and directors:
(1)	Board of Directors;
(2)	Auditors;
(3)	Board of Auditors; and
(4)	Accounting Auditor.

(Method of Public Notice)
Article 5.
Public notices of the Company shall be electronic public notices; provided, however, that if the Company is unable to issue electronic public notices due to an accident or any other unavoidable reason, public notices of the Company shall be issued in the Nihon Keizai Shinbun.

Chapter II. Shares

(Total Number of Authorized Shares)
Article 6.	The total number of shares of the Company is authorized to issue shall be two hundred million (200,000,000).

(Acquisition of Treasury Shares)
Article 7.	The Company may acquire shares of its own through market transactions, etc. upon resolution by the Board of Directors as prescribed by Article 165, Paragraph 2 of the Companies Act.

(Share Unit Number)
Article 8.	The share unit number of the Company shall be one hundred (100).

(6)

(Rights With Respect to Shares of Less Than One Unit)
Article 9.	Shareholders of the Company may not exercise the rights other than those specified below with respect to shares of less than one unit:
(1)	Rights specified in the items of Article 189, Paragraph 2 of the Companies Act;
(2)	Right to make requests as set forth in Article 166, Paragraph 1 of the Companies Act;
(3)	Right to receive the allotment of shares for subscription or share options for subscription in proportion to the number of shares held by the shareholder; and
(4)	Right to make requests as set forth in the next Article.

(Additional Purchase of Shares of Less Than One Unit)
Article 10.
Shareholders of the Company may make requests to the Company with respect to purchasing additional shares to make up one share unit when added to the number of shares currently held in accordance with the Share Handling Regulations.

(Administrator of Shareholder Registry)
Article 11.	The Company shall have an administrator of shareholder registry for the shares of the Company.
2.	The administrator of shareholder registry and its handling office shall be designated by resolution of the Board of Directors, and announced by public notice.
3.
The preparation and keeping of the shareholders registry and the share option registry of the Company, as well as any other administrations with respect to the shareholders registry and the share option registry of the Company, shall be entrusted to the administrator of shareholder registry and shall not be handled by the Company.

(Share Handling Regulations)
Article 12.
Handling in relation to the shares of the Company and procedures, etc. for the exercise of rights of shareholders and fees shall be pursuant to laws and regulations and these Articles of Incorporation, and the Share Handling Regulations provided for by the Board of Directors.

Chapter III. General Meeting of Shareholders

(Convocation)
Article 13.	The ordinary general meeting of shareholders of the Company shall be convened in June of each year, and extraordinary general meeting of shareholders may be convened whenever necessary.

(Record Date of the Ordinary General Meeting of Shareholders)
Article 14.	The record date of the ordinary general meeting of shareholders of the Company shall be March 31 of each year.

(Person Authorized to Convene the Meeting and the Chairman)
Article 15.	The general meeting of shareholders shall be convened and chaired by President & CEO.
2.
If President & CEO is unable to do so due to vacancy or accidents, the general meeting of shareholders shall be convened and chaired by another Director, in accordance with the order provided for in advance by the Board of Directors.

(Disclosure of Reference Documents, etc. for the general meeting of shareholders via the Internet and Deemed Provision)
Article 16.
In convening the general meeting of shareholders, the Company may deem that it has provided shareholders with information relating to matters to be stated or indicated in the reference documents for the general meeting of shareholders, business report, financial statements and consolidated financial statements, by disclosing such information through the use of the internet, in accordance with the provisions of Ministry of Justice ordinances.

(Method of Resolution)
Article 17.
Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall require a majority of the voting rights of the shareholders who are present and entitled to exercise voting rights.

2.
The resolutions provided for in Article 309, Paragraph 2 of the Companies Act shall require two-thirds (2/3) or more of the voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

(Exercise of Voting Rights by Proxy)
Article 18.	A shareholder may cause one (1) proxy, who is another shareholder of the Company with voting rights, to exercise the voting rights of the shareholder.
2.	In the case of the preceding Paragraph, the shareholder or the proxy shall submit a written statement certifying rights of proxy to the Company in each general meeting of shareholders.

(7)

Chapter IV. Directors and Board of Directors

(Number of Directors)
Article 19.	The number of Directors of the Company shall not exceed fifteen (15).

(Method of Election)
Article 20.	Directors shall be elected at a general meeting of shareholders.
2.
A resolution for the election of Directors shall require a majority of voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

3.	The election of Directors shall not be made by cumulative voting.

(Term of Office)
Article 21.
The term of office of a Director shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within two (2) years after the election of the Director.

2.	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of office of the incumbent Directors in office.

(Representative Directors and Executive Directors)
Article 22.	The Board of Directors shall elect Representative Directors by its resolution.
2.
The Board of Directors shall appoint one (1) President & CEO and one (1) Executive Vice President & COO from among the Representative Directors, and may appoint Chairman, Vice Chairman, Senior Managing Director and Managing Director from among the Directors as necessary.

(Person Authorized to Convene Meetings of the Board of Directors and the Chairman of the Board of Directors)
Article 23.	Unless otherwise provided by laws and regulations, meetings of the Board of Directors shall be convened and chaired by President & CEO.
2.
If President & CEO is unable to do so due to vacancy or accidents, meetings of the Board of Directors shall be convened and chaired by another Director, in accordance with the order provided for in advance by the Board of Directors.

(Notice of Convocation of Meetings of the Board of Directors)
Article 24.
Notice of convocation of meetings of the Board of Directors shall be issued to each Director and each Auditor at least three (3) days before the date of the meeting, provided, however, that in the case of urgency, this period may be shortened.

2.	Meetings of the Board of Directors may be held without following the procedures for convocation if Directors and Auditors unanimously so consent.

(Omission of Resolution of the Board of Directors)
Article 25.	The Company shall deem that the Board of Directors has made a resolution if requirements in Article 370 of the Companies Act are met.

(Regulations of the Board of Directors)
Article 26.
Matters concerning the Board of Directors shall be as prescribed in the Regulations of the Board of Directors provided for by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)
Article 27.
Remunerations, bonuses, and other economic benefits received by Directors from the Company as consideration for the performance of their duties (hereinafter referred to as “Remuneration, etc.”) shall be provided for by a resolution of the general meeting of shareholders.

(Exemption of the Liabilities of Directors)
Article 28.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including persons who were Directors in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may conclude contracts with Directors falling under the said Article with respect to limiting liability for damages arising from negligence in the performance of their duties, provided, however, that the limit of the amount set forth in such contracts shall be the minimum amount liable as prescribe by laws and regulations.

(8)

Chapter V. Auditors and Board of Auditors

(Number of Auditors)
Article 29.	The number of Auditors of the Company shall not exceed five (5).

(Method of Election)
Article 30.	Auditors of the Company shall be elected at a general meeting of shareholders.
2.
A resolution for the election of Auditors shall require a majority of the voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

(Term of Office)
Article 31.
The term of office of an Auditor shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within four (4) years after the election of the Auditor.

2.
The term of office of an Auditor elected to fill a vacancy of Auditors who left office before the expiration of their term of office shall be until the expiration of the term of office of the Auditor who left office.

(Full-time Auditors)
Article 32.	Full-time Auditors of the Company shall be elected at a Meeting of the Board of Auditors.

(Notice of Convocation of Meetings of the Board of Auditors)
Article 33.
Notice of convocation of meetings of the Board of Auditors shall be issued to each Auditor at least three (3) days before the date of the meeting, provided, however, that in the case of urgency, this period may be shortened.

2.	Meetings of the Board of Auditors may be held without following the procedures for convocation if the Auditors unanimously so consent.

(Regulations of the Board of Auditors)
Article 34.
Matters concerning the Board of Auditors shall be as prescribed in the Regulations of the Board of Auditors provided for by the Board of Auditors, in addition to relevant laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)
Article 35.	Remuneration, etc. of the Auditors shall be provided for by a resolution of the general meeting of shareholders.

(Exemption of the Liabilities of Auditors)
Article 36.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Auditors (including persons who were Auditors in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may conclude contracts with Auditors falling under the said Article with respect to limiting liability for damages arising from negligence in the performance of their duties, provided, however, that the limit of the amount set forth in such contracts shall be the minimum amount liable as prescribe by laws and regulations.

Chapter VI. Accounting Auditor

(Election of Accounting Auditor)
Article 37.	The Accounting Auditor shall be elected at a general meeting of shareholders.

(9)

(Term of Office of Accounting Auditor)
Article 38.	The term of office of the Accounting Auditor shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within one (1) year from its election.
2.
Unless otherwise resolved at the ordinary general meeting of shareholders in the preceding Paragraph, the Accounting Auditor shall be deemed as reelected at the ordinary general meeting of shareholders.

(Remuneration, etc. of Accounting Auditor)
Article 39.	Remuneration, etc. of the Accounting Auditor shall be provided for by President & CEO upon the approval from the Board of Auditors.

Chapter VII. Accounts

(Business Year)
Article 40.	The business year of the Company shall be one (1) year from April 1 of each year until March 31 of the following year.

(Interim Dividends)
Article 41.	The Company may distribute interim dividends (composed of dividends of surplus as prescribed by Article 454, Paragraph 5 of the Companies Act) upon resolution by the Board of Directors.

(Record Date of Dividends of Surplus)
Article 42.	Record date of year-end dividends of the Company shall be March 31 of each year.
2.	Record date of interim dividends of the Company shall be September 30 of each year.
3.	In addition to the preceding two Items above, the Company may distribute dividends of surplus upon establishing a record date.

(Expiration Period for Dividends)
Article 43.
If the dividends are paid by cash and they are not received after the elapse of a full three (3) years from the date their payment commences, the Company shall be relieved of the obligation to make the payment.

2.	No interests shall be applicable to the amount mentioned in the preceding Item.

Chapter VIII. Supplementary Provisions

(First Business Year)
Article 44.	Notwithstanding the provisions provided by Article 40, the first business year of the Company shall be from the date of establishment of the Company until March 31, 2016.

(First Remuneration, etc. of Directors and Auditors)
Article 45.
Notwithstanding the provisions provided by Articles 27 and 35, the amount of Remuneration, etc. for Directors from the date of the establishment of the Company to the conclusion of the first ordinary general meeting of shareholders of the Company shall be within five hundred and fifty million (550,000,000) yen, and the amount of Remuneration, etc. for Auditors shall be within seventy million (70,000,000) yen.

(Deletion of Supplementary Provisions)
Article 46.	These supplementary provisions shall be deleted at the conclusion of the first ordinary general meeting of shareholders of the Company.

(10)

Exhibit 2
Details of Macnica Share Options (2nd series)

(1) Name of Share Options
Macnica Share Options (2nd series)

(2) Class and Number of Shares to Be Issued upon the Exercise of Share Options or its Method of Calculation
100 common shares of the Company for one (1) share option

If the Company carries out a share split (including an allotment of shares of common shares of the Company without contribution; the same shall apply hereafter) or share consolidation of common shares of the Company, the number of shares to be issued shall be adjusted in accordance with the formula set forth below; provided, however, such adjustment shall only apply for the number of shares to be issued for share options which have not been exercised or cancelled as of the time of adjustment and any resulting fraction of less than one share arising therefrom shall be rounded down.

Number of shares after adjustment	=	Number of shares before adjustment	×	Ratio of share split or share consolidation

In addition to the above, if it becomes necessary to adjust the number of shares for unavoidable reasons such as merger, company split, share exchange or share transfer of the Company, the Company shall adjust the number of shares to a reasonable extent in consideration of the terms, etc. of merger, company split, share exchange or share transfer of the Company.

(3) Amount to Be Paid in exchange for Share Options
No amount is required to be paid in exchange for share options.

(4) Value of Assets to Be Contributed upon the Exercise of Share Options
The value of assets to be contributed shall be the amount obtained by multiplying an amount to be paid per share (hereinafter referred to as the “Exercise Price”) to be issued upon the exercise of the share options (including the transfer of treasury shares in lieu of issuance; the same shall apply hereafter) by the number of shares to be issued through the exercise of the share options, and the Exercise Price shall be 1,841 yen.
If the Company carries out a share split or share consolidation after the issuance date, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of share split or share consolidation

In addition, if the Company issues new shares or disposes of treasury shares (excluding any issuance through the exercise of the share options or subscription rights as stipulated in Article 280-19 of the Commercial Code before revision issued on April 1, 2002) at a price below the market price, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up. Further, if share options are issued (limited to cases where the price of the shares to be issued upon the exercise of the share options is below the market price when the share options are issued), the Exercise Price shall be adjusted similarly thereto.
For the formula set forth below, the “Number of shares outstanding” means the number of outstanding shares of the Company minus the number of treasury shares held by the Company, and if the Company disposes of treasury shares, “shares newly issued” shall be read as “treasury shares disposed,” and “Amount to be paid per share” shall be read as “Amount to be disposed per share.”

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding	+	Number of shares newly issued	×	Amount to be paid per share
Market price per share before the issuance of new shares
				Number of shares outstanding		+	Number of shares newly issued

In addition to the above, if it becomes necessary to adjust the Excise Price for unavoidable reasons such as merger or company split of the Company after the issuance date, the Company shall adjust the Exercise Price to the necessary and reasonable extent after considering the terms, etc. of the merger or company split.

(11)

(5) Exercise Period of Share Options
From April 1, 2013 to March 31, 2018

(6) Matters concerning Increases in Stated Capital and Legal Capital Surplus through the Issuance of Shares upon the Exercise of Share Options
1) The amount by which the stated capital increases through the issuance of shares upon the exercise of share options shall be one-half (1/2) of the upper limit of the increase in the amounts of stated capital and other items calculated pursuant to the provisions of Article 17, Paragraph 1 of the Company Accounting Ordinance, and any resulting fraction of less than one yen arising therefrom shall be rounded up.
2) The amount by which the legal capital surplus increases through the issuance of shares upon the exercise of share options shall be the upper limit of the increase in the amounts of stated capital and other items described in 1) above, less the increase in the amount of stated capital set out in 1) above.

(7) Restriction on Acquisition of Share Options by Transfer
Any transfer of share options shall be subject to approval by resolution of the Board of Directors of the Company.

(8) Cause and Terms of Acquisition of Share Options
1) When a proposal for a merger agreement under which the Company is to be a disappearing company, an absorption-type company split agreement or incorporation-type company split plan under which the Company is to be a wholly-owned subsidiary, or a share exchange agreement or share transfer plan under which the Company is to be a wholly-owned subsidiary is approved by resolution of the general meeting of shareholders, the Company may acquire share options without consideration on a date to be separately determined by the Board of Directors of the Company.
2) If a holder of share options ceases to fall under terms and conditions set forth in (12), 1) before exercising the share options, the Company may acquire the share options without consideration on a date to be separately determined by the Board of Directors of the Company.

(9) Treatment of Share Options upon Organizational Restructuring
If the Company carries out a merger (limited to the cases where the Company is to be a disappearing company), absorption-type company split, incorporation-type company split, or share exchange or share transfer (hereinafter collectively referred to as the “Organizational Restructuring”), the Company shall deliver share options of a company listed in Article 236, Paragraph 1, Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Restructured Company”) to the holders of the share options remaining unexercised (hereinafter referred to as the “Remaining Share Options”) when the Organizational Restructuring becomes effective, in accordance with the terms and conditions set forth below in the following cases:
In such cases, the Remaining Share Options shall become extinct, and the Restructured Company shall newly issue share options; provided, however, that this shall be limited to cases where the relevant merger agreement, absorption-type company split agreement, incorporation-type company split agreement, share exchange agreement, or share transfer plan provides for the issuance of the share options of the Restructured Company in accordance with terms and conditions set forth below.
1) Number of share options of the Restructured Company to be issued
Share options in a number equal to the number of share options held by the holder of the Remaining Share Options shall be issued.
2) Class of shares of the Restructured Company to be issued upon the exercise of share options
Common stock of the Restructured Company
3) Number of shares of the Restructured Company to be issued upon the exercise of share options
To be similarly determined in accordance with (2) above after considering the terms and conditions and other factors of the Organizational Restructuring.
4) Value of assets to be contributed upon the exercise of share options
The value of assets to be contributed upon the exercise of each share option shall be the amount obtained by multiplying the amount to be paid after restructuring (to be obtained by adjusting the Exercise Price in accordance with (4) above) by the number of shares to be issued through the exercise of the relevant share options (to be determined in accordance with 3) above), after considering the terms and conditions of the Organizational Restructuring and other factors.
5) Exercise period of share options
The period commencing on either (i) the first date of the period during which share options may be exercised as set forth in (5) above or (ii) the date on which the Organizational Restructuring becomes effective, whichever is later, and ending on the expiration date of the period during which share options may be exercised as set forth in (5) above.
6) Matters regarding increases in stated capital and legal capital surplus through the issuance of shares upon the exercise of share options

(12)

To be similarly determined in accordance with (6) above
7) Restriction on the acquisition of share options by transfer
Any acquisition of share options by transfer shall be subject to an approval by resolution of the Board of Directors of the Restructured Company (the majority of Directors if the Restructured Company is not a company with a Board of Directors).
8) Cause of acquisition of share options
To be similarly determined in accordance with (8) above

(10) Allotment Date of Share Options
August 30, 2010

(11) Treatment of Fractions of Less Than One Share Arising from the Exercise of Share Options
Any fractions of less than one (1) share in the number of shares to be issued to share options holders who exercise share options shall be rounded down.

(12) Other Terms and Conditions regarding the Exercise of Share Options
1) A person to whom share options are allotted is required to be a Director of the Company or a subsidiary of the Company even when the share options are exercised; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
2) No inheritance of share options shall be permitted; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
3) No pledge or other form of disposal of share options shall be permitted.

(13)

Exhibit 3
Details of Share Options (1st series) of the New Company

Trade Name of Company: MACNICA FUJI ELECTRONICS HOLDINGS, INC.
Name of Share Options: MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series)

(1) Name of Share Options
MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series)

(2) Class and Number of Shares to Be Issued upon the Exercise of Share Options
The class of shares to be issued upon the exercise of share options shall be common stock, and the number of shares to be issued per share option (hereinafter referred to as the “Number of Shares Granted”) shall be 250 of common stock of the Company; provided, however, that if Macnica, Inc. carries out a share split (including an allotment of shares without contribution; the same shall apply hereafter) or share consolidation of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company carries out a share split or share consolidation of common stock of the Company after the issuance the share options, the Number of Shares Granted shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one share arising therefrom shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of share split or share consolidation

In addition to the above, if it becomes necessary to adjust the Number of Shares Granted for unavoidable reasons, the Company shall adjust the Number of Shares Granted to the extent required.

(3) Amount to Be Paid in exchange for Share Options
No amount is required to be paid in exchange for share options.

(4) Value of Assets to Be Contributed upon the Exercise of Share Options
The value of assets to be contributed shall be the amount obtained by multiplying an amount to be paid per share (hereinafter referred to as the “Exercise Price”) to be issued upon the exercise of the share options (including the transfer of treasury shares in lieu of issuance; the same shall apply hereafter) by the number of shares to be issued through the exercise of the share options. The Exercise Price shall be 737 yen.
If Macnica, Inc. carries out a share split or share consolidation of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company carries out a share split or share consolidation after the issuance of the share options, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of share split or share consolidation

In addition, if Macnica, Inc. issues new shares or disposes of treasury shares (excluding of any issuance or disposal through the exercise of the share options) at a price below the market price of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company issues new shares or disposes of treasury shares at a price below the market price of common stock of the Company after the issuance of the share options, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up. Further, if share options are issued (limited to cases where the price of the shares to be issued upon the exercise of the share options is below the market price when the share options are issued), the Exercise Price shall be adjusted similarly thereto.
For the formula set forth below, the “Number of shares outstanding” means the number of outstanding shares of Macnica, Inc. or the Company minus the number of treasury shares held by Macnica, Inc. or the Company, and if Macnica, Inc. or the Company disposes of treasury shares, “shares newly issued” shall be read as “treasury shares disposed,” and “Amount to be paid per share” shall be read as “Amount to be disposed per share.”

(14)

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding	+	Number of shares newly issued	×	Amount to be paid per share
Market price per share before the issuance of new shares
				Number of shares outstanding		+	Number of shares newly issued

In addition to the above, if it becomes necessary to adjust the Excise Price for unavoidable reasons such as merger or company split of the Company on or after the allotment date, the Company shall adjust the Exercise Price to the necessary and reasonable extent after considering the terms, etc. of the merger or company split.

(5) Exercise Period of Share Options
From April 1, 2015 to March 31, 2018

(6) Matters concerning Increases in Stated Capital and Legal Capital Surplus through the Issuance of Shares upon the Exercise of Share Options
1) The amount by which the stated capital increases through the issuance of shares upon the exercise of share options shall be one-half (1/2) of the upper limit of the increase in the amounts of stated capital and other items calculated pursuant to the provisions of Article 17, Paragraph 1 of the Company Accounting Ordinance, and any resulting fraction of less than one yen arising therefrom shall be rounded up.
2) The amount by which the legal capital surplus increases through the issuance of shares upon the exercise of share options shall be the upper limit of the increase in the amounts of stated capital and other items described in 1) above, less the increase in the amount of stated capital set out in 1) above.

(7) Restriction on Acquisition of Share Options by Transfer
Any acquisition of share options by transfer shall be subject to approval by resolution of the Board of Directors of the Company.

(8) Cause and Terms of Acquisition of Share Options
1) When a proposal for a merger agreement under which the Company is to be a disappearing company, an absorption-type company split agreement or incorporation-type company split plan under which the Company is to be a wholly owned subsidiary, or a share exchange agreement or share transfer plan under which the Company is to be a wholly owned subsidiary is approved by resolution of the general meeting of shareholders, the Company may acquire share options without consideration on a date to be separately determined by the Board of Directors of the Company.
2) If a holder of share options ceases to fall under terms and conditions set forth in (12), 1) before exercising the share options, the Company may acquire the share options without consideration on a date to be separately determined by the Board of Directors of the Company.

(9) Treatment of Share Options upon Organizational Restructuring
If the Company carries out a merger (limited to the cases where the Company is to be a disappearing company), absorption-type company split, incorporation-type company split, or share exchange or share transfer (hereinafter collectively referred to as the “Organizational Restructuring”), the Company shall deliver share options of a company listed in Article 236, Paragraph 1, Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Restructured Company”) to the holders of the share options remaining unexercised (hereinafter referred to as the “Remaining Share Options”) when the Organizational Restructuring becomes effective, in accordance with the terms and conditions set forth below in the following cases:
In such cases, the Remaining Share Options shall become extinct, and the Restructured Company shall newly issue share options; provided, however, that this shall be limited to cases where the relevant merger agreement, absorption-type company split agreement, incorporation-type company split agreement, share exchange agreement, or share transfer plan provides for the issuance of the share options of the Restructured Company in accordance with terms and conditions set forth below.
1) Number of share options of the Restructured Company to be delivered
Share options in a number equal to the number of share options held by the holder of the Remaining Share Options shall be delivered.
2) Class of shares of the Restructured Company to be issued upon the exercise of share options
Common stock of the Restructured Company
3) Number of shares of the Restructured Company to be issued upon the exercise of share options
To be similarly determined in accordance with (2) above after considering the terms and conditions and other factors of the Organizational Restructuring.
4) Value of assets to be contributed upon the exercise of share options
The value of assets to be contributed upon the exercise of each share option shall be the amount obtained by multiplying the amount to be paid after restructuring (to be obtained by adjusting the Exercise Price in accordance with (4) above) by the number of shares to be issued through the exercise of the relevant share options (to be determined in accordance with 3) above), after considering the terms and conditions of the Organizational Restructuring and other factors.

(15)

5) Exercise period of share options
The period commencing on either (i) the first date of the period during which share options may be exercised as set forth in (5) above or (ii) the date on which the Organizational Restructuring becomes effective, whichever is later, and ending on the expiration date of the period during which share options may be exercised as set forth in (5) above.
6) Matters regarding increases in stated capital and capital reserve through the issuance of shares upon the exercise of share options
To be similarly determined in accordance with (6) above
7) Restriction on the acquisition of share options by transfer
Any acquisition of share options by transfer shall be subject to an approval by resolution of the Board of Directors of the Restructured Company (the majority of Directors if the Restructured Company is not a company with a Board of Directors).
8) Cause of acquisition of share options
To be similarly determined in accordance with (8) above

(10) Allotment Date of Share Options
April 1, 2015

(11) Treatment of Fractions of Less Than One Share Arising from the Exercise of Share Options
Any fractions of less than one (1) share in the number of shares to be delivered to share options holders who exercise share options shall be rounded down.

(12) Other Terms and Conditions regarding the Exercise of Share Options
1) A person to whom share options are allotted is required to be a Director of the Company or a subsidiary of the Company (including its subsidiary) even when the share options are exercised; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
2) No inheritance of share options shall be permitted; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
3) No pledge or other form of disposal of share options shall be permitted.

(16)

3.	Matters concerning Appropriateness of Matters provided in Article 773, Paragraph 1, Item 5 and Item 6 of the Companies Act
(1)	Matters concerning Appropriateness of the Amount and Allotment of Consideration for the Share Transfer
The Company and Macnica, upon establishment of the joint holding company by way of the Share Transfer, have determined the allotment ratio of common shares of the joint holding company to be issued and allotted to the respective shareholders of the Company and Macnica (hereinafter referred to as the “Share Transfer Ratio”) as follows, and have judged them to be appropriate.
1)	Allotment concerning the Share Transfer (Share Transfer Ratio)
	Fuji Electronics	Macnica
Share Transfer Ratio	1	2.5
Note 1.	Share allotment ratio
One (1) common share of the joint holding company for one (1) common share of Fuji Electronics, and two point five (2.5) common shares of the joint holding company for one (1) common share of Macnica shall be issued and allotted respectively. In case any fractions of less than one share arises in the number of common shares of the joint holding company that must be issued to shareholders of either company, cash will be paid to each of such shareholders in proportion to the value of such fractions of less than one share, pursuant to the provisions of Article 234 of the Companies Act and other relevant laws and regulations. The Share Transfer Ratio stated above is subject to change pursuant to discussions between both companies in case of any significant changes to the terms and conditions for the basis of calculation.

Note 2.	Treatment of share unit and shares less than one unit of the joint holding company
The share unit of the joint holding company shall be one hundred (100) shares.
With regard to the shareholders of Macnica and Fuji Electronics who will be allotted shares less than one hundred (100) shares of the joint holding company due to the Share Transfer, such allotted shares cannot be sold at Tokyo Stock Exchange or other financial instruments exchanges. However, such shareholders who may own such shares less than one share unit may demand purchase of the shares less than one share unit to the joint holding company. In addition, pursuant to the provisions of Article 194, Paragraph 1 of the Companies Act and the articles of incorporation, such shareholders may demand to the joint holding company to sell the number of shares that will amount to one (1) share unit added with the shares less than one share unit that they own.

Note 3.	Number of new shares to be issued by the joint holding company through the Share Transfer (plan)
Common shares 58,643,207 shares
The above number is calculated based on the total number of issued shares of the Company (16,320,828 shares; as of the end of August 2014) and the total number of issued shares of Macnica (18,110,252 shares; as of the end of September 2014). However, since it is expected that both companies will cancel all the treasury shares they respectively own (including the treasury shares acquired through purchases of shares regarding demand for purchase of shares of dissenting shareholders exercised upon the Share Transfer as stipulated in Article 806, Paragraph 1 of the Companies Act) by the time immediately preceding the time the joint holding company purchases all the issued shares of both companies, treasury shares owned by the Company (2,009,133 shares; as of the end of August 2014) and treasury shares owned by Macnica (377,647 shares; as of the end of September 2014), are excluded from the subject of issuance of new shares in the above calculation.
The number of new shares to be issued by the joint holding company may change because the actual number of treasury shares that will be cancelled by the effective date of the Share Transfer is undetermined at present. The number of new shares to be issued by the joint holding company may also change in case of any exercise of share option, etc. of Macnica prior to the effectuation of the Share Transfer.
2)	Basis of Calculation, etc. of the Share Transfer Ratio
a.	Basis of calculation
In order to ensure fairness in terms of determining the Share Transfer Ratio used in the Share Transfer, the Company has appointed Daiwa Securities Co. Ltd. (hereinafter “Daiwa Securities”) and Macnica has appointed SMBC Nikko Securities Inc. (hereinafter “SMBC Nikko Securities”), respectively as independent third-party assessors, and have each requested them to calculate the Share Transfer Ratio used for the Share Transfer, and received a Share Transfer Ratio calculation sheet.
With regard to the calculation of the Share Transfer Ratio, Daiwa Securities has adopted the market share price method as both companies are listed on the stock exchange and the market prices of their shares are available, while also carrying out calculation based on comparable listed company analysis as there are several similar comparable listed companies for both companies that allow estimate of share value based on comparison with similar companies. Further, in order to reflect the situation of the future business activities of both companies in the evaluation, calculation was carried out based on discounted cash flow method (hereinafter “DCF method”), where share value is calculated by discounting free cash flow, which is expected to be generated in the future, to the present value using an appropriate discount rate. Calculation result based on each calculation method is as below. The evaluation range of Share Transfer Ratio stated below shows the range of number of common shares of the joint holding company to be allotted for one (1) common share of Macnica in case one (1) common share of the joint holding company is allotted for one (1) common share of the Company.

(17)

Evaluation method	Evaluation range of Share Transfer Ratio
Market share price method	1 : 2.329-2.510
Comparable listed company analysis	1 : 2.063-3.119
DCF method	1 : 2.284-3.616

With regard to the market share price method, by setting the calculation basis date on October 24, 2014, which is the previous business day of the preparation date of the Share Transfer Ratio calculation sheet, the closing value on the Tokyo Stock Exchange of both companies on the calculation basis date, and the simple average closing value thereon of the one (1) month, three (3) months, and six (6) months period up to the calculation basis date, and the average closing value during the period starting from the business day following October 7, 2014, the announcement date of the Financial Results for the Second Quarter of the Fiscal Year Ended February 2015 of the Company, up to the calculation basis date, are adopted.
Regarding the calculation of the Share Transfer Ratio, Daiwa Securities has used reference materials and information provided by the Company and Macnica and information open to the public as is in general. All reference materials and information which were subject to the analysis and consideration were assumed to be accurate and complete. Daiwa Securities has not carried out any individual verification on the accuracy and completeness of these reference materials and information, nor is responsible for such verification. Daiwa Securities has not carried out any individual evaluation, appraisal or assessment including individual analysis and evaluation of all assets and 9 liabilities (including but not limited to financial derivatives, unlisted assets and liabilities, and other contingent liabilities) of the Company and Macnica and their affiliate companies, nor have they requested an independent assessor for such evaluation, appraisal or assessment. Daiwa Securities assumes that the respective business plans, financial estimations and other information on the future provided by the Company and Macnica are prepared rationally based on the best possible estimate and decision by the management of the Company and Macnica at present, and with the consent of the Company, has relied upon such information without individual verification. The financial estimates used as precondition for the calculation include no business years which are expected to substantially increase or decrease in profit. The calculations by Daiwa Securities are based on financial, economical, and market condition as well as other factors as of October 27, 2014.
In addition, Daiwa Securities, as stated below in d. Measures to ensure fairness, based on the request from the Company’s Board of Directors, has submitted to the Company a written opinion (Fairness Opinion) as of October 27, 2014, stating that the Share Transfer Ratio is appropriate for the shareholders of the Company from a financial viewpoint, based on above preconditions and other certain preconditions as well as condition of indemnity.
b.	Particulars of calculation
In determining the Share Transfer Ratio used in the Share Transfer, the Company has appointed Daiwa Securities and Macnica has appointed SMBC Nikko Securities, respectively as independent third-party assessors, and have each requested them to calculate the Share Transfer Ratio used for the Share Transfer. Based on the calculation results from such independent third-party assessors, and upon careful negotiations and discussions on the Share Transfer Ratio among both companies by taking into account the factors of both companies including financial situation, situation of assets, future prospects, the above Share Transfer Ratio was agreed upon and determined on October 27, 2014, based on the final judgment that the above Share Transfer Ratio to be appropriate.
c.	Relationship with the assessors
Daiwa Securities, independent third-party assessor of the Company, and SMBC Nikko Securities, independent third-party assessor of Macnica, are neither related parties of either company, and do not have any important interest regarding the Share Transfer required to be stated.
d.	Measures to ensure fairness
In order to ensure fairness in the Share Transfer, the Company has acquired from Daiwa Securities as of October 27, 2014 a written opinion (Fairness Opinion), stating that the Share Transfer Ratio for the Share Transfer is appropriate for the ordinary shareholders of the Company from a financial viewpoint, based on preconditions stated in above a. Basis of calculation and other certain preconditions.

(18)

Macnica has acquired from SMBC Nikko Securities as of October 27, 2014 a written opinion (Fairness Opinion), stating that the Share Transfer Ratio for the Share Transfer is appropriate for the ordinary shareholders of Macnica from a financial viewpoint, based on certain preconditions.
Further, the Company has received legal advice from TMI Associates, and Macnica has received legal advice from Anderson Mori & Tomotsune, concerning the method and process of decision making and other procedures pertaining to the Share Transfer.
Both TMI Associates and Anderson Mori & Tomotsune do not fall under related parties of either company nor do they have significant interest in either company to be disclosed regarding the Share Transfer.
(2)	Matters concerning Amount of Capital and Reserve of the Wholly-Owning Parent Company Incorporated through Share Transfer.
The Company and Macnica, upon establishment of the joint holding company, have determined the amount of capital and reserve of such joint holding company to be as follows:
1)	Amount of capital 10.0 billion yen
2)	Amount of legal capital surplus 2.5 billion yen
3)	Amount of legal retained earnings 0 yen
The above amount of capital and reserve have been determined by comprehensively taking into account the capital policies of the joint holding company after establishment and through discussion of the Company and Macnica, within the extent provided for in Article 52 of the Ordinance on Company Accounting.

4.
Matters concerning Appropriateness of Matters provided in Article 773, Paragraph 1, Item 9 and Item 10 of the Companies Act with regard to Share Options provided in Article 808, Paragraph 3, Item 3 of the Companies Act

The Company, upon establishment of MACNICA FUJI ELECTRONICS HOLDINGS, INC. as the Wholly-Owning Parent Company Incorporated through Share Transfer through the Share Transfer based on the Transfer Plan jointly prepared with Macnica, in light of its detail and the Share Transfer Ratio of the share option issued by Macnica as stated in below (1), from the viewpoint of equally protecting the rights of shareholders and holders of share options, and based on discussions between the Company and Macnica, it has been determined to issue and allot share options of MACNICA FUJI ELECTRONICS HOLDINGS, INC. as set out below, in place of share options of Macnica, and have judged this to be appropriate.
(1)	One (1) MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series) as stated in Exhibit 3 to the Transfer Plan for one (1) Macnica Share Options (2nd series) (as stated in Exhibit 2 thereto).

5.	Matters concerning Macnica
(1)	Details of the Financial Statements with regard to the Most Recent Business Year
The financial statements of Macnica for the fiscal year ended March 31, 2014 have been posted on the Company’s website (http://www.fujiele.co.jp) in accordance with laws and regulations and Article 15 of the Articles of Incorporation of the Company.

(2)
Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year

Not applicable.

6.
Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year with regard to the Company

Not applicable.

(19)

7.       Matters Pertaining to Persons Assuming Directors of the Wholly-Owning Parent Company Incorporated through Share Transfer

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Haruki Kamiyama (February 5, 1946)	February 1975 President and CEO of Macnica, Inc. June 2008 Chairman and CEO of Macnica, Inc. June 2010 Director and Chairman of Macnica, Inc. (Present)	(1) 0 Shares (2) 7,574,350 Shares (3) 18,935,875 Shares
Kunio Ikisu (November 14, 1940)
April 1964
Joined Rikei Corporation
September 1970
Established the Company as President and COO
November 1980
Representative Director of FUJI ELECTRONICS AMERICA INC. (Present)
February 1984
Representative Director of FUJI SEMICONDUCTORS CO. LTD. (Present)
June 1995
Representative Director of FUJI SEMICONDUCTOR SINGAPORE PTE LTD (Present)
October 1999
Representative Director of CRESTRONICS CO., LTD. (Present)
February 2003
Representative Director of TOKYO DENSHI HANBAI CO., LTD. (Present)
July 2004
Chairman of the Board of Directors of FUJI ELECTRONICS SHANGHAI CO., LTD. (Present)
May 2005
Chairman & CEO of the Company (Present)
September 2012
Representative Director of FUJI SEMICONDUCTOR (THAILAND) CO., LTD. (Current)
(1) 489,500 Shares (2) 0 Shares (3) 489,500 Shares

(20)

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Kiyoshi Nakashima (March 13, 1955)
April 1981
Joined Macnica, Inc.
May 1991
Director and Component First Business Department General Manager of Macnica, Inc.
April, 1999
Director and Network Business General Manager of Macnica, Inc.
June 2003
Managing Director of Macnica, Inc.
March 2004
Representative Director of Macnica Networks Corp.
April 2005
Executive Vice President of Macnica, Inc.
Representative Director of ALTIMA Corp.
June 2008
President and CEO of Macnica, Inc. (Present)
(1) 0 Shares (2) 28,518 Shares (3) 71,295 Shares
Kiyoshi Ikisu (January 11, 1949)
January 1973
Joined the Company
April 1984
Sales Div. 1 Manager of the Company
May 1985
Director of the Company
May 1993
Managing Director of the Company
May 1997
Senior Managing Director of the Company
May 2003
Director and Vice President of the Company
May 2005
President & COO of the Company (Present)
(1) 227,600 Shares (2) 0 Shares (3) 227,600 Shares

(21)

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Shigeyuki Sano (June 9, 1959)
April 1981
Joined Macnica, Inc.
March 1995
General Manager, Accounting Division of Macnica, Inc.
June 1997
Director and General Manager, Accounting Division of Macnica, Inc.
June 2003
Director, in charge of General Affairs of Macnica, Inc.
April 2007
Director of Macnica, Inc. (present)
(1) 0 Shares (2) 18,318 Shares (3) 45,795 Shares
Eiichi Nishizawa (March 26, 1957)
April 1982
Joined Toho Mutual Life Insurance Company (Present The Gibraltar Life Insurance Co., Ltd.)
December 1999
Joined the Company
May 2001
Head of Strategic Planning Office of the Company
May 2006
Executive Officer, Head of Strategic Planning Office and General Manager, General Affairs Div. of the Company
May 2010
Senior Executive Officer and General Manager, Strategy Planning Div. of the Company
May 2011
Director and General Manager, Financial & Accounting Div. of the Company
May 2014
Managing Director of the Company (Present)
(1) 0 Shares (2) 0 Shares (3) 0 Shares

(22)

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Fumihiko Arai (January 4, 1965)
March 1990
Joined Macnica, Inc.
June 2003
Director and General Manager of Strategic Business of ALTIMA Corp.
April 2006
Director and Vice President of ALTIMA Corp.
June 2007
President and CEO of ALTIMA Corp.
April 2011
Executive Officer of Macnica, Inc.
June 2011
Director of Macnica, Inc. (Present)
(1) 0 Shares (2) 3,100 Shares (3) 7,750 Shares
Shinichi Onodera (January 8, 1956)
April 1978
Joined Wacoal Corp.
December 1983
Joined Crown Leasing corporation
December 1987
Joined The Fuji Bank, Limited (Present Mizuho Bank, Ltd.)
April 2010
Joined the Company as General Manager, General Affairs Div. of the Company
May 2010
Executive Officer and General Manager, General Affairs Div. of the Company
May 2011
Executive Officer and Deputy General Manager, Marketing Sector of the Company
May 2012
Director and Deputy General Manager, Sales Management Sector of the Company
May 2014
Managing Director of the Company (Present)
(1) 0 Shares (2) 0 Shares (3) 0 Shares

(23)

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
SEU, DAVID DAEKYUNG (November 23, 1959)
September 1986
Joined Merril Lynch & Co., Inc. (Investment Banking Division, New York, USA)
October 1990
Joined The Sumitomo Trust and Banking Co., Ltd. (Present Sumitomo Mitsui Trust Bank, Limited)
February 2000
Director of Sumishin Investment Co., Ltd. (Present Sumitomo Mitsui Trust Investment Co., Ltd.) (Present)
June 2007
Director of Macnica, Inc. (Present)
(Significant Concurrent Positions)
Director of Sumitomo Mitsui Trust Investment Co., Ltd.
(1) 0 Shares (2) 0 Shares (3) 0 Shares
Notes:
1.	Each person assuming Director has no special interests with the Company and Macnica, Inc., and neither is going to have special interests with “MACNICA FUJI ELECTRONICS HOLDINGS, INC.”
2.
Number of the Company’s shares held is based on state of ownership on August 31, 2014, number of Macnica’s shares held is based on state of ownership on September 30, 2014, and number of the joint holding company’s shares allotted is based on these said states of ownership of shares taking the Share Transfer Ratio into consideration.

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8.	Matters Pertaining to Persons Assuming Auditors of the Wholly-Owning Parent Company Incorporated through Share Transfer
Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Yutaka Usami (November 15, 1949)
June 1975
Joined Macnica, Inc.
June 1994
President and CEO of Net Serve Corporation (Present Networld Corporation)
October 2000
Director and Vice President of Networld Corporation
November 2009
Adviser of Macnica Networks Corp.
June 2011
Audit & Supervisory Board Member of Macnica, Inc. (Present)
(1) 0 Shares (2) 49,383 Shares (3) 123,457 Shares
Yoshiaki Asahi (February 18, 1955)
April 1977
Joined Tokyo Stock Exchange, Inc. (Present Japan Exchange Group, Inc.)
April 1983
Joined Japan Associated Finance Co., Ltd. (Present JAFCO Co., Ltd.)
July 1993
President and Representative Director of GPC, Ltd. (Present)
June 2011
Outside Audit & Supervisory Board Member of Macnica, Inc. (Present)
(Significant Concurrent Positions)
President and Representative Director of GPC, Ltd.
(1) 0 Shares (2) 1,000 Shares (3) 2,500 Shares

(25)

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Macnica’s Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Fujiaki Mimura (May 30, 1954)
April 1987
Registered at Tokyo Bar Association
January 1991
Established Fujiaki Mimura Law Office
June 2002
Established Sakai Mimura Law Office (Present Bingham McCutchen Murase, Sakai Mimura Aizawa - Foreign Law Joint Enterprise) (Present)
December 2003
Outside Audit & Supervisory Board Member of Fuji Pharma Co., Ltd. (Present)
May 2009
Outside Auditors of the Company (Present)
(Significant Concurrent Positions)
Outside Audit & Supervisory Board Member of Fuji Pharma Co., Ltd.
(1) 0 Shares (2) 0 Shares (3) 0 Shares
Notes:
1.	Each person assuming Auditor has no special interests with the Company and Macnica, Inc., and neither is going to have special interests with “MACNICA FUJI ELECTRONICS HOLDINGS, INC.”
2.
Number of the Company’s shares held is based on state of ownership on August 31, 2014, number of Macnica’s shares held is based on state of ownership on September 30, 2014, and number of the joint holding company’s shares allotted is based on these said states of ownership of shares taking the Share Transfer Ratio into consideration.

3.	Messrs. Yoshiaki Asahi and Fujiaki Mimura are both candidates for Outside Auditors as stipulated in Article 2, Paragraph 3, Item 8 of the Companies Act Enforcement Regulations.
(i) Mr. Yoshiaki Asahi as a candidate of Auditor has broad knowledge and deep insight as a business person and he is eligible to become an Outside Auditor to monitor, make proposals and advice from fair and neutral point of view. He is a current Outside Audit & Supervisory Board Member of Macnica, Inc. and he will have held the position of Outside Audit & Supervisory Board Member for three years and six months at the closing date of this extraordinary general meeting of shareholders.
(ii) Mr. Fujiaki Mimura as a candidate of Auditor has extensive knowledge and experience in corporate legal work as an attorney and he is eligible to become an Outside Auditor to carry out an audit appropriately on such standpoint as compliance. He is a current Outside Auditor of the Company and he will have held the position of Outside Auditor for five years and seven months at the closing date of this extraordinary general meeting of shareholders.
As stipulated in Securities Listing Regulations of Tokyo Stock Exchange, Messrs. Yoshiaki Asahi and Fujiaki Mimura will be filed as “Independent Officers” considering they are unlikely to have conflicts of interest with general shareholders.
4.
The joint holding company will enter into contracts for limitation of liability pursuant to Article 427, Paragraph 1 of the Companies Act if Outside Auditors are appointed. These contracts limit the amount of their liability for compensation to the minimum amount liable as prescribe by laws and regulations.

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9.	Matters Pertaining to Assuming Accounting Auditor of the Wholly-Owning Parent Company Incorporated through Share Transfer
Name of organization	Ernst & Young ShinNihon LLC
Offices	Tokyo Head Office: Hibiya Kokusai Building, 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo (Other Offices) Principal offices: 33 Representative offices: 4 Overseas offices: 41
History
October 1985
Established Showa Ota & Co.
January 1986
Established Century Audit Corporation
April 2000
Established Century Ota Showa & Co.
July 2001
Corporate name changed to Shin Nihon & Co.
July 2008
Became Ernst & Young ShinNihon LLC

Corporate Outline	Capital: 890 million yen (As of June 30, 2014) Staffing Total: 6,055 (As of June 30, 2014)

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Proposal No. 2: Partial Amendment to Articles of Incorporation
1.	Reason for Amendment
If Proposal No. 1 is approved and the Share Transfer is conducted, the shareholders of the Company is going to be shareholders of the wholly-owning parent company “MACNICA FUJI ELECTRONICS HOLDINGS, INC.” which is scheduled to be established on April 1, 2015 (plan), and “MACNICA FUJI ELECTRONICS HOLDINGS, INC.” will be the sole shareholder of the Company.
Accordingly, it will be no longer necessary to stipulate record date for determining shareholders with voting rights to be convened to the General Meeting of Shareholders, and thus Article 13 of the current Articles of Incorporation will be deleted and renumber the articles following the current Article 13 accordingly.
These amendments of the Articles of Incorporation will take effect on February 28, 2015, provided that Proposal No. 1 is approved as originally proposed and that, if approved, the share transfer plan approved in Proposal No. 1 remains in effect and has not been canceled by the day immediately preceding February 28, 2015.

2.	Details of Amendment
The amendment to Articles of Incorporation is summarized below.
(Sections to be amended are underlined.)
Current Articles of Incorporation	Proposed Changes
(Record Date for General Meeting of Shareholders)
Article 13
The record date for determining shareholders with voting rights to be convened to the Company’s General Meeting of Shareholders shall be the last day of February of each year.
Article 14 – Article 40
[Omitted]

[Deleted] Article 13 – Article 39 [Unchanged]
For reference:
In accordance with Article 37 and Article 38, Paragraph 1 of the current Articles of Incorporation (Article 36 and Article 37, Paragraph 1 of the amended Articles of Incorporation), the Company will pay dividends (i.e., a year-end dividend) for fiscal year ending February 2015 (from March 1, 2014 to February 28, 2015) to shareholders or registered pledgees of shares who are recorded in the shareholder registry as of February 28, 2015.

(28)

(Appendix)
Business Report

(April 1, 2013 – March 31, 2014)

1.	Current Situation of the Company Group
(1)	Progression and results of business
The Japanese economy during the consolidated fiscal year ended March 31, 2014 was on a recovery track with steady exports mainly towards the U.S. backed by the effect of the yen depreciation and recovery of oversea economies, as well as favorable domestic consumption due to rush in demand prior to the consumption tax hike. Due to such economic situation, improvement was seen in production activity such as in the manufacturing industry and corporate revenue demonstrated an upward trend, which resulted in a recovery in capital investment. Further, personal consumption showed steady performance due to the effect of economic recovery including favorable corporate performance and improvement in the employment situation as well as rush in demand prior to the consumption tax hike.

With regard to the electronics industry which we belong to, increase sustained in demand for smartphones. On the other hand, in the computer market, the outlook for conventional PCs remained challenging due to shift in demand to mobile terminals such as tablet PCs, although replacement demand for corporate PCs became apparent. In the consumer product market, although favorable performance was seen in interchangeable lens camera targeting the Japanese market due to rush in demand prior to the consumption tax hike, compact, digital, and steel cameras performed sluggishly due to the spread of smartphones. In relation to the automobile market, performance was solid due to global demand such as in the North American market and rush demand in Japan. In the industrial equipment market, recovery trend was seen as a result of improvement in production activity and capital investment.

As a result, during the consolidated fiscal year ended March 31, 2014, Macnica recorded net sales of 255,967 million yen (30.3% increase year-on-year), operating income of 8,456 million yen (47.1% increase year-on-year), and ordinary income of 10,603 million yen (86.4% increase year-on-year) due to factors including the recording of translation gain of 2,222 million yen. Accordingly, net income for the consolidated fiscal year ended March 31, 2014 was 6,382 million yen (90.6% increase year-on-year).

Performances by segment are as follows:

(IC, electronic devices and other business)
In the IC, electronic devices and other business, although products targeting the mobile terminal market were on a downward trend in connection with the termination in part of the business targeting mobile phones and smartphones, demand expansion in the smartphone market has continued leading to facility expansion and reinforcement. As a result, PLD and ASSP targeted for the LTE terminals and telecommunication equipment demonstrated favorable performance. For the consumer product market, although analog ICs targeted for compact, digital, and steel cameras was affected by the partial production adjustment, favorable performance was seen overall due to expansion of commercial rights with regard to other consumer products. In the automobile market, with favorable demand environment such as in the U.S. in addition to the launch of new businesses, analog ICs and other products expanded steadily. The industrial equipment market, PLD and analog ICs showed favorable performance as a whole as a result of the effect of economic recovery. As a result, during the consolidated fiscal year ended March 31, 2014, the IC, electronic devices and other business recorded net sales of 236,000 million yen (30.8% increase year-on-year), and operating income of 5,694 million yen (66.0% increase year-on-year).

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(Network business)
In the network business, although demand for communication boards for carriers settled after experiencing an increasing trend, expansion was seen in network equipment for government and municipal offices as well as telecommunication-related corporations, and security-related equipment for targeted attack measures and others due to a recovery in domestic IT investment demand. Further, continued growth was seen in security software for corporations, and experienced favorable performance as a whole. As a result, during the consolidated fiscal year ended March 31, 2014, the network business recorded net sales of 19,997 million yen (24.3% increase year-on-year), and operating income of 2,735 million yen (12.9% increase year-on-year).

(Net sales by segment)
Period Category	42nd Term (From April 1, 2012 to March 31, 2013)	43rd Term (From April 1, 2013 to March 31, 2014)
	Amount	Amount
	Million yen	Million yen
IC and electronic devices and other business	180,401	236,000
Network business	16,082	19,997
Elimination	(32)	(30)
Total	196,452	255,967

(2)	Capital investment
The total amount of capital investment conducted during the consolidated fiscal year ended March 31, 2014 was 1,051 million yen. In the IC, electronic devices and other business, investments mainly consisted of construction of domestic offices for the purpose of improving operation efficiency and related system repairs as well as repairs of core operation system. In the network business, investment was conducted in order to expand verification equipment and reinforce maintenance equipment.

(3)	Fund raising
Not applicable.

(4)	Matters to be addressed
The environment surrounding our groupand the future outlook will be affected by capital investment trends including domestic and international telecommunication infrastructure, and will inevitably face economic highs and lows in the mid- to long-term due to fluctuation in demand and supply balance of the electronics industry centering on computers, consumer products, automobiles, and industrial equipment, etc. With regard to the electronics industry, the growth of the domestic market is expected to slow down, and thus, a strategy from a global perspective will become important for further enhancement of business performance. For domestic corporations, further increase in shift of production, design, and development function to overseas is expected. The Asia Pacific region such as China and Taiwan, is expected to become a large market for semiconductors amid this situation with rapidly growing local corporations in addition to a number of global electric and information-related equipment manufacturers which have transferred their production bases to the region.

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Amid such circumstance, our group has established local subsidiaries in Singapore, Hong Kong, Taiwan, Shanghai, and Thailand in line with the transfer of production bases mainly of Japanese manufacturers. As one of the measures to strengthen our capabilities to deal with local corporations, we have established a structure that accelerates development of strategies over the entire Asia Pacific region by gaining recognition from local corporations such as CYTECH TECHNOLOGY LIMITED in the Chinese market, GALAXY FAR EAST CORPORATION in the Taiwanese market, and CYTECH GLOBAL PTE. LTD. in the ASEAN region including India. Furthermore, we cover a seamless support structure from design, development to production globally by making companies with high technological ability into our group in the U.S. and Europe.

Moreover, in addition to the conventional design and development support conducted by each group company, we have set up a structure to make proposals on more advanced and comprehensive solutions globally by gathering technological and development solutions of each group company. In the future, we intend to generate further synergy effect by combining the strong product lineup which is the advantage of our group and technical support capability as well as by leveraging the high technical support capability and broad customer base of each group company, and aim to provide unique customer value and further expansion on a global level.

In addition, we endeavor to further enhance the level of in-house technology and share technological knowhow among our domestic and global group companies in order to more clearly differentiate and proclaim superiority over our competitors amid intensified competition such as price competition, thereby contribute to the value enhancement of customer products. Our group as a whole will work to ensure profit and improve performance taking advantage of our strengths including product ability, capability to discover new products, and technical support capability.

We ask our shareholders for their continued support and understanding.

(5)	Transfer of business, absorption-type company split, or incorporation-type company split
Not applicable.

(6)	Acquisition of business
Not applicable.

(7)	Succession of rights and obligations in relation to businesses of other corporations, etc. through merger or absorption-type company split
Not applicable.

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(8)	Acquisition and disposal of shares and other equity interests or stock acquisition rights, etc. of other companies
Not applicable.

(9)	Property, profit and loss
(Millions of yen)
Items	40th term (From April 1, 2010 to March 31, 2011)	41st term (From April 1, 2011 to March 31, 2012)	42nd term (From April 1, 2012 to March 31, 2013)	43rd term (From April 1, 2013 to March 31, 2014)
Net sales	188,440	188,893	196,452	255,967
Ordinary income	6,395	6,638	5,689	10,603
Net income	4,476	3,337	3,348	6,382
Net income per share	252.89 yen	188.53 yen	189.15 yen	360.39 yen
Total assets	103,305	110,979	115,315	139,715
Net assets	59,719	62,724	67,186	75,255
Note: Net income per share is calculated based on the average number of issued shares during the period. Treasury stocks are excluded from the total number of issued shares upon the calculation.

(10)	Principal business
Our group is an independent trading company specialized in electronics principally engaging in export and import, and sale of industrial electronic components, mainly semiconductors, network-related equipment, and software from domestic and overseas manufacturers. We also conduct planning and design of cutting-edge electronics products.

(11)	Principal business locations
(i)	Principal business locations of the Company
Headquarters	Kouhoku-ku, Yokohama City, Kanagawa
West Japan Branch	Kita-ku, Osaka City, Osaka
Nagoya Sales Office	Nishi-ku, Nagoya City, Aichi
Utsunomiya Sales Office	Utsunomiya City, Tochigi
Matsumoto Sales Office	Matsumoto City, Nagano
Operations Department	Kanagawa-ku, Yokohama City, Kanagawa
[Logistics / Programming Center]

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(ii)	Principal business locations of subsidiaries
(Japan)

ALTIMA Corp.	Kouhoku-ku, Yokohama City, Kanagawa
Macnica Networks Corp.	Kouhoku-ku, Yokohama City, Kanagawa
ELSENA, Inc.	Shinjuku-ku, Tokyo
KOGENT, Inc.	Kouhoku-ku, Yokohama City, Kanagawa
Macnica Solutions Corp.	Kouhoku-ku, Yokohama City, Kanagawa

(Overseas)
MACNICA HONG KONG, LIMITED	Hong Kong
MACNICA ASIA PACIFIC PTE LTD	Singapore
MACNICA TAIWAN, LIMITED	Taiwan
MACNICA SHANGHAI, LIMITED	China
MACNICA (THAILAND) CO., LTD.	Thailand
CYTECH TECHNOLOGY LIMITED	Hong Kong
CYTECH TECHNOLOGY INTERNATIONAL	China
TRADING (SHANGHAI) LIMITED
CYTECH GLOBAL PTE. LTD.	Singapore
SHENZHEN CYTECH ELECTRONICS CO. LTD.	China
GALAXY FAR EAST CORPORATION	Taiwan
GFE INTERNATIONAL (HONG KONG) LTD.	Hong Kong
GFEI CYTECH TECHNOLOGY (SHENZHEN) LTD.	China
GALAXY TECHNOLOGY HOLDINGS CO., LTD.	the United Kingdom
MACNICA CHUNGJU CO., LTD.	Taiwan

(12) Employees

Name of business units	Number of employees	Change from the previous consolidated fiscal year-end
IC, electronic devices and other business	1,466	12
Networks business	257	34
Administration	104	0
Total	1,827	46
Note: Number of employees refers to the number of employees on duty.

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(13) Material parent companies and subsidiaries
(i) Relationship with the parent company
Not applicable.

(ii) Material subsidiaries

Name	Capital	Percentage of voting rights (%)	Principal business
ALTIMA Corp.	339 million yen	100.0	IC, electronic devices and other business
Macnica Networks Corp.	300 million yen	100.0	Networks business
ELSENA, Inc.	350 million yen	100.0	IC, electronic devices and other business
KOGENT, Inc.	100 million yen	100.0	IC, electronic devices and other business
Macnica Solutions Corp.	100 million yen	100.0 (100.0)	Networks business
MACNICA HONG KONG, LIMITED	3,500,000 HKD	100.0 (100.0)	IC, electronic devices and other business
MACNICA ASIA PACIFIC PTE LTD	31,938,000 USD	100.0 (100.0)	IC, electronic devices and other business
MACNICA TAIWAN, LIMITED	4,000,000 TWD	100.0 (100.0)	IC, electronic devices and other business
MACNICA SHANGHAI, LIMITED	3,400,000 USD	100.0	IC, electronic devices and other business
MACNICA (THAILAND) CO., LTD.	100,000,000 THB	100.0 (100.0)	IC, electronic devices and other business
CYTECH TECHNOLOGY LIMITED	304,556,000 HKD	100.0	IC, electronic devices and other business
CYTECH TECHNOLOGY INTERNATIONAL TRADING (SHANGHAI) LIMITED	830,000USD	100.0 (100.0)	IC, electronic devices and other business
CYTECH GLOBAL PTE. LTD.	500,000 USD	100.0 (100.0)	IC, electronic devices and other business
SHENZHEN CYTECH ELECTRONICS CO. LTD.	1,000,000 CNY	100.0 (100.0)	IC, electronic devices and other business
GALAXY FAR EAST CORPORATION	761,117,000 TWD	66.7 (66.7)	IC, electronic devices and other business
GFE INTERNATIONAL (HONG KONG) LTD.	2,924,000 USD	100.0 (100.0)	IC, electronic devices and other business
GFEI CYTECH TECHNOLOGY (SHENZHEN) LTD.	1,000,000 HKD	100.0 (100.0)	IC, electronic devices and other business
GALAXY TECHNOLOGY HOLDINGS CO., LTD.	2,150,000 USD	100.0 (100.0)	IC, electronic devices and other business
MACNICA CHUNGJU CO., LTD.	905,000,000 TWD	100.0 (0.6)	IC, electronic devices and other business
Notes:	1.	Number in parentheses stated in the percentage of voting rights column denotes indirect ownership.
2.	Name of principal business stated in the principal business column is same as those stated in segment information.

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(14) Principal lenders (as of March 31, 2014)

Name of lenders	Balance of borrowings
Million yen
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	5,552
Sumitomo Mitsui Banking Corporation	4,000
The Daishi Bank, Ltd.	1,000

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2. Shares of the Company (as of March 31, 2014)
(1) Number of shares authorized to be issued	70,000,000 shares
(2) Number of issued shares	17,732,665 shares (excluding 377,587 treasury stocks)
(3) Number of shareholders	7,362
(4) Major shareholders

Name of shareholders	Number of shares held	Shareholding ratio
	Thousand shares	%
Haruki Kamiyama	7,574	42.7
BBH Fidelity Puritan: Fidelity Series Intrinsic Opportunities Fund	1,060	6.0
Yuko Kamiyama	632	3.6
Japan Trustee Services Bank, Ltd. (trust account)	587	3.3
The Master Trust Bank of Japan, Ltd. (trust account)	509	2.9
The Chase Manhattan Bank, N.A. London S. L. Omnibus Account	489	2.8
Japan Trustee Services Bank, Ltd. (portion entrusted with Sumitomo Mitsui Trust Bank, Limited under a saishintaku (re-trust) arrangement for the Sumitomo Mitsui Banking Corporation retirement benefit trust account)	283	1.6
The Nomura Trust and Banking Co., Ltd. (investment trust account)	276	1.6
CBNY DFA INTL SMALL CAP VALUE PORTFOLIO	264	1.5
Macnica Employee Shareholding Association	263	1.5
Note: Treasury stock of 377 thousand shares held by the Company at the end of the fiscal year under review are excluded from the above table. Shareholding ratio is calculated by deducting the treasury stock.

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3. Stock acquisition rights, etc. of the Company
(1)	Stock acquisition rights held by officers of the Company
Stock acquisition rights issued by resolution at the Board of Directors held on August 23, 2010

Directors (excluding Outside Directors)
Number of persons holding stock acquisition rights		1
Number of stock acquisition rights		1,200 units
Class and number of shares subject to stock acquisition rights		Common shares: 120,000 shares
Amount to be paid in for stock acquisition right		Payment not required.
Exercise price of stock acquisition rights		184,100 yen per unit
Exercise period for stock acquisition rights		April 1, 2013 to March 31, 2018
Conditions for exercise of stock acquisition rights	●
Those who are allotted stock acquisition rights shall be in a position of Director of the Company or a subsidiary of the Company even upon the exercise of rights; provided, however, that this shall not apply when it is recognized as an exception at the Board of Directors, taking into account various factors.

	●	Stock acquisition rights shall not be succeeded; provided, however, that this shall not apply when it is recognized as an exception at the Board of Directors, taking into account various factors.
	●	Stock acquisition rights shall not be pledged or otherwise be disposed.
●
Other conditions pertaining to the exercise of rights shall be governed by the underwriting agreement for stock acquisition rights to be entered into between the Company and the holder of stock acquisition rights based on a resolution at the Board of Directors to issue the stock acquisition rights.

(2)	Stock acquisition rights issued to employees of the Company and officers, etc. of subsidiaries during the fiscal year under review
Not applicable.

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4. Corporate officers
(1)	Names, etc. of Directors and Corporate Auditors (as of March 31, 2014)

Name	Position	Material concurrent position
Haruki Kamiyama	Director and Chairman
Kiyoshi Nakashima	President and CEO
Shigeyuki Sano	Director
Fumihiko Arai	Director
David Daekyung Seu	Director	Director of SUMITOMO MITSUI TRUST INVESTMENT CO., LTD.
Takashi Ito	Audit & Supervisory Board Member	President and Representative Director of Sou Consulting Inc.
Yutaka Usami	Audit & Supervisory Board Member
Yoshiaki Asahi	Audit & Supervisory Board Member	President and Representative Director of GPC, Ltd.

Notes:	1.	Messrs. Takashi Ito and Yoshiaki Asahi are outside corporate auditors as stipulated in Article 2, Item 16 and Article 335, Item 3 of the Companies Act.
2.
Messrs. Takashi Ito and Yoshiaki Asahi are independent officers required to be secured by the Tokyo Stock Exchange, Inc. for the purpose of protecting general shareholders. Mr. Takashi Ito is qualified as certified public accountant and has a considerable degree of knowledge regarding finance and accounting.

(2)	Amount of compensation for Directors and Corporate Auditors

Directors	5 Directors	158 million yen
Audit & Supervisory Board Members	3 Audit & Supervisory Board Members	17 million yen (of which 10 million yen to 2 Outside Audit & Supervisory Board Members)

Note:	The above compensation amount includes provision for retirement benefits for directors of 19 million yen (of which 1 million yen to Audit & Supervisory Board Members) for the fiscal year under review.

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(3)	Outside officers
(i)
Relationship between the Company and entities where outside officers hold concurrent positions
Mr. Takashi Ito, Audit & Supervisory Board Member of the Company, is President and Representative Director of Sou Consulting Inc. There is no special interest between said company and the Company. Mr. Yoshiaki Asahi, Audit & Supervisory Board Member of the Company, is President and Representative Director of GPC, Ltd. There is no special interest between said company and the Company.

(ii)	Major activities during the fiscal year ended March 31, 2014

Title	Name	Activities
Audit & Supervisory Board Member	Takashi Ito
Participated in 16 of the 17 Board of Directors and in all 13 Audit & Supervisory Boardduring the fiscal year ended March 31, 2014; and represented appropriate opinion, as necessary, from a technical perspective as a certified public accountant.

Audit & Supervisory Board Member	Yoshiaki Asahi
Participated in all 17 Board of Directors and in all 13 Audit & Supervisory Board during the fiscal year ended March 31, 2014; and represented appropriate opinion, as necessary, based on extensive knowledge and experience mainly in the field of corporate management and capital market.

5. Accounting Auditor
(1)	Name of Accounting Auditor of the Company Ernst & Young ShinNihon LLC

(2)	Amount of compensation, etc.

Category	Amount payable
Amount of compensation, etc. during the fiscal year ended March 31, 2014	59 million yen
Total amount of monetary and other property benefits of the Company and its subsidiaries payable to Accounting Auditor	61 million yen

Notes:	1.
As the audit agreement between the Company and the Accounting Auditor does not clearly classify the amount of compensation for audits based on the Companies Act and those based on the Financial Instruments and Exchange Act, nor can they be practically classified, the amount of compensation, etc. during the fiscal year ended March 31, 2014 stated above represents the total amount of the two classifications.

2.
The Company pays compensation to the Accounting Auditor with regard to services other than those stipulated in Article 2, Item 1 of the Certified Public Accountants Act (non-audit services),” which is “advisory services pertaining to transition to International Financial Reporting Standards (IFRS).”

3.
Out of our material subsidiaries, MACNICA HONG KONG, LIMITED, MACNICA ASIA PACIFIC PTE LTD, MACNICA TAIWAN, LIMITED, MACNICA SHANGHAI, LIMITED, MACNICA (THAILAND) CO., LTD., CYTECH TECHNOLOGY LIMITED, CYTECH TECHNOLOGY INTERNATIONAL TRADING (SHANGHAI) LIMITED, CYTECH GLOBAL PTE. LTD., SHENZHEN CYTECH ELECTRONICS CO. LTD., GALAXY FAR EAST CORPORATION, GFE INTERNATIONAL (HONG KONG) LTD., GFEI CYTECH TECHNOLOGY (SHENZHEN) LTD., GALAXY TECHNOLOGY HOLDINGS CO., LTD., and MACNICA CHUNGJU CO., LTD. undergo audits by the auditing firms other than the Accounting Auditor of the Company.

(39)

(3)
Policy for determining dismissal and non-reappointment
When an Accounting Auditor falls under any of the items in Article 340, Paragraph 1 of the Companies Act, the Audit & Supervisory Board may dismiss the Accounting Auditor with the approval of all the Audit & Supervisory Board Members. In addition, when it is judged that an Accounting Auditor does not qualify the eligibility and reliability according to both the Japanese accounting standards and international accounting standards, the Company may, with the approval from the Audit & Supervisory Board or based on a request by the Audit & Supervisory Board, place the matter before the general shareholders’ meeting with regard to the dismissal and non-reappointment of the Accounting Auditor.

6. System to Secure the Appropriateness of Business
The following describes matters resolved by the Board of Directors of the Company as a system the Company adopts to secure the appropriateness of business.

(1)	System to ensure that the Directors and employees perform their duties in compliance with relevant laws and regulations and the Articles of Incorporation
i)
Directors shall strive to take initiative in ensuring the completeness of MACNICA group’s compliance with laws and regulations as a whole from a company-wide viewpoint, recognizing that compliance with laws and regulations, etc. is prerequisite for conducting corporate activities. Directors shall conduct decision-making and perform their duties for MACNICA group and mutually observe and supervise the performance of their respective duties in accordance with the “Regulations on the Board of Directors” and other relevant rules.

ii)
The Company shall stipulate “Compliance Regulations” in accordance with the Code of Conduct of MACNICA as a basis for a compliance system. The Company shall establish a Compliance Risk Management Committee headed by the President and CEO as a body to improve and maintain the compliance system, and each department in charge shall decide rules and guidelines and conduct relevant training as necessary.

iii)	The Company shall develop and maintain internal control in order to secure the reliability of financial reporting and appropriately evaluate its effectiveness.
iv)
The Company shall appoint Compliance Department as a Compliance Management Control Division that supervises the compliance of each division of the Company and each company of MACNICA group and carries out awareness campaigns for employees.

v)
The Audit Office in charge of internal audit shall audit compliance with laws and regulations, etc., report the results to the President and CEO, and further report the results to the Board of Directors or the Audit & Supervisory Board when necessary.

vi)
In accordance with the “Regulations on Whistle Blowing,” the Company shall establish and manage a whistle-blowing system whereby external lawyers, third party organizations, etc. directly receive information, as a system for internally reporting violations of laws, regulations, and other matters related to compliance.

vii)
When Audit & Supervisory Board Members find problems with the management of the legal compliance system and whistle-blowing system of MACNICA group, they may express their opinions and request the Board of Directors to formulate improvement measures.

(2)	System to retain and manage information relating to the performance of duties by Directors
Information on the performance of duties of Directors shall be retained and managed in ways appropriate for the storage media used and maintained in a steadily searchable condition in accordance with the “Regulations on Document Management,” and shall be kept available for perusal for a certain period.

(3)	Rules and other systems related to the management of risk of loss
In order to establish a risk management system, the Company shall stipulate the “Risk Management Regulations” and establish a Compliance and Risk Management Committee to prevent various forms of risk. In addition, if unforeseen circumstances occur, the Company shall establish an emergency headquarters headed by the President and CEO, keep damage to a minimum by rapidly responding to such circumstances, and conduct appropriate risk management to rapidly restore business operations, in accordance with the provisions of the “Crisis Management Regulations” stipulating the organizational system and chain of command.

(40)

(4)	System to ensure that the Directors perform their duties efficiently
i)
As the basis for a system to ensure that the Directors perform their duties efficiently, the Directors and Audit & Supervisory Board Members shall attend a weekly Management Meeting to thoroughly grasp the management circumstances of the Company at all times. In addition, important matters related to management policy and management strategy shall be sufficiently analyzed and deliberated in advance at a regular Board of Directors meeting held monthly and at an extraordinary Board of Directors meeting held whenever necessary.

ii)
When performing their duties based on the decisions of the Board of Directors meeting, Directors shall strive to effectively perform their duties according to the division of roles and chain of command as stipulated in the “Regulations on the Division of Duties,” the “Regulations on Official Authority,” and other related regulations.

(5)	System to ensure the appropriateness of business operations of the business group consisting of the Company and subsidiaries
i)
The Company’s regulations and other relevant rules shall apply mutatis mutandis to domestic group companies, and each overseas group company shall establish an appropriate system in consideration of the actual circumstances of the country in which it is located.

ii)	The Company shall manage and, if necessary, monitor each company of MACNICA group based on the “Regulations on the Management of Affiliates.”
iii)
If a Director of the Company discovers any violation of laws, regulations, or other significant matters related to compliance at any company of MACNICA group, he/she shall report the fact to an Audit & Supervisory Board Member.

(6)	Matters concerning employees who assist the Audit & Supervisory Board Members when requested by the Audit & Supervisory Board Members and the independence of such employees from Directors
If Audit & Supervisory Board Members so request, the Company shall appoint an assistant of the Audit & Supervisory Board Members from among its employees. A performance evaluation of the assistant of the Audit & Supervisory Board Members shall be conducted by the Audit & Supervisory Board, and the appointment, dismissal, transfer, and wage revisions of the assistant of the Audit & Supervisory Board Member shall be decided by the Board of Directors with the consent of the Audit & Supervisory Board. Through these measures, the Company shall secure the independence of the assistant of the Audit & Supervisory Board Members from the Directors.

(7)	System for reporting to Audit & Supervisory Board Members by Directors and employees, and other systems for reporting to Audit & Supervisory Board Members
i)
If the Audit & Supervisory Board Members so request, Directors and employees shall report to the Audit & Supervisory Board Members on important matters likely to affect the business operations or operating results of MACNICA group each time such matters arise. Further, Audit & Supervisory Board Members may request Directors and employees to report whenever else they deem necessary.

ii)
The Company shall secure a system for appropriate reporting to Audit & Supervisory Board Members on violations of laws and regulations or other compliance issues by stipulating the “Regulations on Whistle Blowing” and maintaining the appropriate management of those regulations.

(8)	Other systems to ensure that Audit & Supervisory Board Members conduct audits effectively
i)
When Audit & Supervisory Board Members investigate the business operations and assets of MACNICA group and perform other audit duties, the Audit & Supervisory Board Members may receive reports on the results of internal audits, etc. from the Audit Office and request the Audit Office to perform investigations if necessary. The Audit & Supervisory Board Members shall maintain close cooperation with the Audit Office and thus secure a system to conduct efficient audits.

ii)
If the Audit & Supervisory Board Members consider it necessary, Directors shall cooperate with the Audit & Supervisory Board Members to enable the Audit & Supervisory Board Members to appropriately exchange information with the President and CEO and other executive divisions and seek cooperation with corporate lawyers, etc.

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Consolidated Balance Sheet
(As of March 31, 2014)
(Millions of yen)
Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	125,696	Current liabilities	59,971
Cash and deposits	18,637	Notes & accounts payable	31,266
Notes & accounts receivable	47,710	Short-term loans payable	10,552
Products	48,576	Lease obligation	51
Deferred tax assets	1,503	Accrued income taxes	3,126
Other	9,583	Accrued bonuses	2,203
Allowance for doubtful accounts	(314)	Reserve for bonuses to directors	14
Fixed assets	14,018	Other	12,755
Tangible assets	7,558	Long-term liabilities	4,488
Buildings and structures	2,518	Lease obligation	377
Equipment and fittings	13	Retirement benefits for directors	459
Land	3,558	Liability for retirement benefits	3,231
Leased assets	467	Other	420
Other	999	Total liabilities	64,459
Intangible assets	1,861	(Net assets)
Goodwill	1,083	Shareholders’ equity	70,846
Other	777	Paid-in capital	11,194
Investments and other assets	4,599	Additional paid-in capital	19,476
Investment in securities	2,788	Retained earnings	41,186
Deferred tax assets	1,290	Treasury stock	(1,011)
Other	574	Total comprehensive income	2,927
Allowance for doubtful accounts	(54)	Unrealized holding gain on securities	366
		Translation adjustments	2,561
		Stock acquisition right	81
		Minority interest	1,399
		Total net assets	75,255
Total assets	139,715	Total liabilities & net assets	139,715
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Consolidated Statement of Income
(April 1, 2013 - March 31, 2014)
(Millions of yen)
Description	Amount
Net sales		255,967
Cost of sales		222,223
Gross profit		33,744
Selling, general & administrative expenses		25,288
Operating income		8,456
Non-operating income
Interest income	38
Dividend income	48
Rent income	33
Translation gain	2,222
Right of indemnification for product loss	34
Gain on investment in investment association	9
Reversal of allowance for bad debt	19
Other	67	2,473
Non-operating expenses
Interest paid	82
Loss on transfer of receivables	171
Expense for business compensation	16
Other	56	326
Ordinary income		10,603
Extraordinary income
Proceeds from sale of fixed assets	5
Proceeds from sale of investment securities	154	160
Extraordinary losses
Loss on disposal of fixed assets	33
Loss on valuation of [claim] of affiliates	201
Loss on valuation of investment in affiliates	131
Provision of allowance for doubtful accounts from subsidiaries and affiliates	164	531
Income before income taxes		10,231
Corporate, inhabitant and enterprise taxes	4,263
Income tax adjustment	(484)	3,779
Income before minority interests		6,452
Minority interests		70
Net income		6,382
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Consolidated Statement of Changes in Net Assets
(April 1, 2013 - March 31, 2014)
(Millions of yen)
	Shareholders’ equity
	Paid-in capital	Additional paid-in capital	Consolidated retained earnings	Treasury stock	Total shareholders’ equity
Balance at start of period	11,194	19,476	35,765	(1,090)	65,346
Changes in the fiscal year
Dividends			(885)		(885)
Net income			6,382		6,382
Change in scope of consolidation			(62)		(62)
Acquisition of treasury stock				(0)	(0)
Disposal of treasury stock		(0)	(13)	80	66
Changes other than shareholders’ equity (Net)					–
Total changes in the fiscal year	–	(0)	5,421	79	5,500
Balance at end of period	11,194	19,476	41,186	(1,011)	70,846

(Millions of yen)
	Other accumulated comprehensive income
	Unrealized holding gains on other securities	Gain (loss) on deferred hedge	Translation adjustment	Total comprehensive income	Stock acquisition right	Minority interest	Total net assets
Balance at start of period	192	(622)	903	473	92	1,274	67,186
Changes in the fiscal year
Dividends							(885)
Net income							6,382
Change in scope of consolidation							(62)
Acquisition of treasury stock							(0)
Disposal of treasury stock							66
Changes other than shareholders’ equity (Net)	174	622	1,657	2,454	(11)	125	2,569
Total changes in the fiscal year	174	622	1,657	2,454	(11)	125	8,069
Balance at end of period	366	–	2,561	2,927	81	1,399	75,255
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Notes to Consolidated Financial Statements
(April 1, 2013 – March 31, 2014)

Notes on significant matters forming the basis for preparing consolidated financial statements
1. Scope of consolidation
(1) There were 19 consolidated subsidiaries as follows:
ALTIMA Corp.
Macnica Networks Corp.
ELSENA, Inc.
KOGENT, Inc.
Macnica Solutions Corp.
MACNICA HONG KONG, LIMITED
MACNICA ASIA PACIFIC PTE LTD
MACNICA TAIWAN, LIMITED
MACNICA SHANGHAI, LIMITED
MACNICA (THAILAND) CO., LTD.
CYTECH TECHNOLOGY LIMITED
CYTECH TECHNOLOGY INTERNATIONAL TRADING (SHANGHAI) LIMITED
CYTECH GLOBAL PTE. LTD.
SHENZHEN CYTECH ELECTRONICS CO. LTD.
GALAXY FAR EAST CORPORATION
GFE INTERNATIONAL (HONG KONG) LTD.
GFEI CYTECH TECHNOLOGY (SHENZHEN) LTD.
GALAXY TECHNOLOGY HOLDINGS CO., LTD.
MACNICA CHUNGJU CO., LTD.
From this consolidated fiscal year, Macnica Solutions Corp. which becomes material is included.
(2) There were 14 unconsolidated subsidiaries.
Major unconsolidated subsidiaries were as follows:
MACNICA USA, INC.
(3) Reason for exclusion of unconsolidated subsidiaries from the scope of consolidation
Unconsolidated subsidiaries were excluded from the scope of consolidation since all of them are small-sized companies and their total assets, net sales, net income (loss) for the term (amount corresponding to ownership share) and retained earnings (amount corresponding to ownership share), etc. have immaterial impact on the consolidated financial statements.

2. Application of the equity method
There were 14 unconsolidated subsidiaries which were not accounted for using the equity method (MACNICA USA, INC. and others), since their net income (loss) for the term (amount corresponding to ownership share) and retained earnings for the term (amount corresponding to ownership share), etc. have immaterial impact on the consolidated financial statements even if they are excluded from the scope of application of the equity method, and their significance as a whole was minor.

3.	Accounting policies
(1)	Evaluation basis and methods for significant assets
1)	Evaluation basis and methods for securities
Securities with market quotations: Stated at fair value method based on the market price, etc., on the consolidated closing date (Unrealized holding gains and losses are accounted for as a component of net assets; cost of sales is determined based on the moving-average method.).
Securities without market quotations: Stated at cost by the moving-average method.
The investments in limited investment partnerships and other similar partnerships (those deemed as “securities” according to the Article 2, Paragraph 2 of the Financial Instruments and Exchange Act) are reported, using the equity method, based on the latest financial statements available as at the closing dates stipulated by the respective partnership contracts. However, the method whereby the amount under the equity method of profit or loss of the relevant investment partnerships, etc. is recorded in the case where such partnerships, etc. are managed by affiliates of the Company.

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2)	Evaluation basis and methods for inventories
Mainly stated at cost using moving-average method (Cost of inventories is written-down when their carrying amounts become unrecoverable.).
3)	Evaluation basis and methods for derivatives
Stated at fair value method.

(2)	Depreciation and amortization method of significant depreciable assets
1) Tangible assets (excluding leased assets)
The Company and its domestic consolidated subsidiaries use the declining-balance method. However, the straight-line method has been used for buildings (excluding facilities attached to buildings) acquired after April 1, 1998.
Overseas consolidated subsidiaries use straight-line method based on estimated useful life.
Useful lives of assets are principally as follows:
Buildings and structures: 3-65 years
2) Intangible assets (excluding leased assets)
Stated at straight-line method.
Software for internal use is amortized by the straight-line method over an estimated useful life of 5 years.
In addition, software for commercial sales purposes is amortized by the straight-line method over an estimated useful life of 3 years.
3) Leased assets
Leased assets concerning non-transfer ownership finance lease transactions:
Depreciated using the straight-line method, defining the lease term of respective assets as their useful lives, without residual value.

(3)	Basis for recording significant reserves
1)	Allowance for doubtful accounts
To provide for the bad debts loss, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary debts are computed, based on the historical rate of defaults. For specific debts where recovery is doubtful, etc., the Company considers the likelihood of recovery on an individual basis.
2)	Accrued bonuses
The estimated amount of payment attributable to this consolidated fiscal year is recorded to provide for payments of bonuses to employees.
3)	Reserve for bonuses to directors
The estimated amount of payment attributable to this consolidated fiscal year is recorded to provide for payments of bonuses to directors.
4)	Provision for retirement benefits for directors
To provide for the payment of retirement benefits for directors, the amount based on the Company’s Retirement Benefits for Directors Rules at the end of this consolidated fiscal year is recorded.
(4)	Other significant matters for the preparation of these consolidated financial statements
1)	Accounting method relating to retirement benefits
Periodic allocation of projected retirement benefit
In calculating retirement benefit obligations, the straight-line attribution is applied for allocation of projected benefits to the periods until the end of this consolidated fiscal year.
Amortization of actuarial differences and past service costs
Actuarial differences and past service costs are mainly expensed within the fiscal year incurred.
(Changes in method of accounting)
The “Accounting Standard for Retirement Benefits” (ASBJ Statement No. 26, May 17, 2012; hereinafter the “Accounting Standard”) and the “Guidance on Accounting Standard for Retirement Benefits” (ASBJ Guidance No. 25, May 17, 2012; hereinafter the “Guidance”) have been applied, effective from the end of this consolidated fiscal year, except for the provisions of Paragraph 35 of the Accounting Standard and Paragraph 67 of the Guidance. According to this application, an amount obtained by deducting the amount of plan assets from retirement benefit obligations is recognized as the liability for retirement benefits.

(46)

2)	Conversion of major foreign currency denominated assets and liabilities to yen
Receivables and payables denominated in foreign currencies are translated into yen at the spot exchange rates on the consolidated closing date, and differences arising from the translation are treated as gains or losses. Assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the spot exchange rates on the closing date of such subsidiaries, and revenue and expense accounts are translated at the average exchange rates during the year. Differences arising from the translation are presented as translation adjustments and minority interests in net assets.
3)	Significant hedge accounting method
i)	Hedge accounting method
The deferred hedge accounting has been applied.
ii)	Hedging instruments and hedging items
Hedging instruments and hedging items for this consolidated fiscal year for which hedge accounting has been applied are as follows:
Hedging instruments:	Forward- exchange contracts
Hedging items:	Forecasted transactions denominated in foreign currencies
iii)	Hedging policy
Forward-exchange contracts are used to hedge risks in fluctuations in the exchange market for contracts denominated in foreign currency.
iv)	Method for evaluating hedging effectiveness
For forward-exchange contracts, evaluation of hedging effectiveness is omitted as significant conditions for hedging instruments and hedging items are identical and they have a high correlation.
4)	Method and period of amortization of goodwill
Goodwill is amortized equally during the relevant period upon estimated the expected period for return on investment. However, one-time depreciation in the fiscal year incurred is adopted if the amount is not considered significant.
5)	Accounting for consumption tax, etc.
Transactions subject to consumption tax, etc. are recorded at the amount exclusive of consumption tax, etc.

Notes on consolidated balance sheet
1.	Assets pledged as collateral
Cashanddeposits(Note 1)	75 million yen
Investments and other assets (other) (Note 2)	122 million yen
Notes:
1. Pledged as collateral for bank transactions (business transactions, letter of credit transactions, etc.)
2. Pledged as collateral for tariffs, duties and consumption taxes, etc. associated with import transactions.
2.	Accumulated depreciation of tangible assets	6,149 million yen

3.	Guarantees
Guarantees for the trade payables of following non-consolidated subsidiaries to business partners
MACNICA GmbH	196 million yen
MACNICA AMERICAS, Inc.	25 million yen
4.	Other
The maximum amount for obligations to repurchase trade notes accompanying liquidation of trade notes are 394 million yen.
Balance for liquidation accompanying declaration of trust is 101 million yen.

(47)

Notes on consolidated statement of changes in net assets
1.	Types and total number of shares issued at the end of this consolidated fiscal year
Common stock                                                                18,110,252 shares
2.	Matters related to dividends from surplus executed in this consolidated fiscal year

Resolution	Type of shares	Total dividends (Millions of yen)	Dividends per share (Yen)	Record date	Effective date
Annual general meeting of the shareholders on June 26, 2013	Common stock	354	20	March 31, 2013	June 27, 2013
Meeting of the Board of Directors on October 28, 2013	Common stock	531	30	September 30, 2013	December 3, 2013

3.	Dividends whose record date falls under this consolidated fiscal year and whose effective date falls after the end of this consolidated fiscal year
The following matters related to dividends for common stock were proposed at the annual general meeting of shareholders held on June 26, 2014:
1)	Total dividend 531 million yen
2)	Dividend per share 30 yen
3)	Record date March 31, 2014
4)	Effective date June 27, 2014
In addition, the source of dividends shall be dividends from surplus.
4.	Number of shares to be issued upon exercise of stock acquisition rights issued by the Company as of the end of this consolidated fiscal year
Common stock                                                                    220,000 shares

Notes on financial instruments
1.	Financial instruments
(1)	Policy for financial instruments
Our group has a policy that fund operation is limited to short-term deposits, etc., and fund raising is made through bank borrowings. Derivatives are used for the purpose of hedging the risks below and are not used for speculative purposes.
(2)	Content and risk of financial instruments and risk management system
Notes and accounts receivable which are operating receivables are exposed to customer credit risk. We manage such credit risk on the basis of credit management guidelines of our group, which include monitoring of payment terms and balances of each customer to regularly identify the credit situations of major customers. Although operating receivables in foreign currencies due to global operations are exposed to the market risk of fluctuation in foreign currency exchange rates, those risks are hedged principally by using forward foreign currency contracts and currency options in relation to operating receivables in denominated foreign currencies.
Investment in securities are exposed to the risk of market price fluctuations but are managed by monitoring market values and the financial position of issuers on a regular basis.
Payment terms of notes and accounts payable which are operating payables are less than one year. Although some of them are payables denominated in foreign currencies, which are associated with the import of products, are exposed to the market risk of fluctuation in foreign currency exchange rates, those risks are hedged principally by using forward foreign currency contracts and currency options in relation to operating payables denominated in foreign currencies.
Short-term loans payable and long-term loans payable (principally due within three years) are mainly related to operating transactions.

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Derivative transactions are forward foreign currency contracts and currency options, to hedge the market risk of fluctuation in foreign currency exchange rates regarding operating receivables and payables denominated in foreign currencies as well as forecasted transactions denominated in foreign currencies.
The financial department enterers into derivative transactions based on the basic policy, which is approved in the management meeting in accordance with derivative transactions guidelines of the Company that regulate the authorization and other matters. Monthly results for derivative transactions are reported to officers in charge of the financial department and also reported to the management meeting when necessary. Consolidated subsidiaries also manage their derivative transactions in accordance with derivative transactions guidelines of the Company.

2. Fair value of financial instruments

The carrying amount, fair value and the differences between these values as of March 31, 2014 (the consolidated closing date of this fiscal year) are described below. Financial instruments whose fair value appears to be extremely difficult to determine are not included in the table.
(Millions of yen)

	Carrying amount		Fair value		Difference
(1) Cash and deposits	18,637		18,637		–
(2) Notes & accounts receivable	47,710		47,710		–
(3) Securities and investment in securities
Other securities	31		31		–
(4) Notes & accounts payable	31,266		31,266		–
(5) Short-term loans payable	4,000		4,000		–
(6) Long-term loans payable *1	6,552		6,558		6
(7) Derivative transactions *2	[104	]	[104	]	–
*1	Includes current portion of long-term loans payable.
*2
The receivables and payables attributable to derivative transactions are shown in their net amounts. If the aggregate outcome of the derivative transactions results in net payables, the amount is shown in brackets “[ ]”.

Notes:
1. Calculation method of the fair value of financial instruments and matters relating to securities and derivative transactions
(1) Cash and deposits and (2) Notes & accounts receivable
Fair value is calculated based on the book value as these are settled within a short time and the fair value is almost equal to the book value.
(3) Securities and investment in securities
The fair values are based on prices quoted on the stock exchange.
(4) Notes & accounts payable and (5) Short-term loans payable
Fair value is calculated based on the book value as these are settled within a short time and the fair value is almost equal to the book value.
(6) Long-term loans payable
Fair value of long-term loans payable with floating interest rates is calculated based on book value as the fair value is close to book value since it reflects the short-term market interest rate and the credit standing of the Company has not fluctuated significantly after execution. Fair value of long-term loans payable with fixed interest rates is calculated based on the present value estimated by discounting the total principal and interest, using discount rates which would be applicable for similar new borrowings
(7) Derivative transactions
Fair value is calculated based on forward exchange rates.

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2. Financial instruments for which fair value is deemed as extremely difficult to determine

(Millions of yen)

Category	Carrying amount
Stock of subsidiaries and affiliates	2,381
Investment in investment partnership, etc.	158
Non-listed stocks	216
The above do not have a market value and excessively large expenses are required to estimate their future cash flows. As such, since the fair values of the above are deemed as extremely difficult to determine, they are not included in “other securities” under “(3) Securities and investment in securities.”

Notes to per share information

Net assets per share	4,160.37 yen
Net income per share	360.39 yen

Notes to significant subsequent events

Not applicable.

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Non-Consolidated Balance Sheet
(As of March 31, 2014)
(Millions of yen)
Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	56,907	Current liabilities	33,343
Cash and deposits	8,548	Notes payable	241
Notes receivable	682	Accounts payable	9,358
Accounts receivable	20,044	Short-term loans payable	4,000
Products	16,901	Current portion of long-term loans payable	5,000
Advance payments	1,040	Lease obligation	51
Prepaid expenses	317	Accounts payable - other	860
Deferred tax assets	904	Accrued expenses	319
Short-term loans receivable	7,270	Accrued income taxes	1,473
Other	1,364	Advances received	1,181
Allowance for doubtful accounts	(167)	Deposits received	9,667
Fixed assets	26,724	Accrued bonuses	1,080
Tangible assets	6,762	Reserve for bonuses to directors	14
Buildings	2,449	Other	94
Structures	4	Long-term liabilities	4,071
Machinery and equipment	9	Lease obligation	377
Tools, furniture and fixtures	273	Accrued retirement benefits	3,224
Land	3,558	Retirement benefits for directors	459
Leased assets	467	Other	10
Intangible assets	553	Total liabilities	37,414
Software	544	(Net assets)
Telephone subscription right	8	Shareholders’ equity	45,767
Other	0	Paid-in capital	11,194
Investments and other assets	19,408	Additional paid-in capital	20,333
Investment in securities	406	Legal capital surplus	20,333
[Claim] of affiliates	15,080	Retained earnings	15,250
Investments in other securities of affiliates	2,091	Legal retained earnings	95
Investment	58	Other retained earnings	15,155
Investment in affiliates	344	General reserve	13,170
Long-term prepaid expenses	5	Retained earnings brought forward	1,985
Deferred tax assets	1,269	Treasury stock	(1,011)
Other	154	Valuation and translation adjustments	367
Allowance for doubtful accounts	(3)	Unrealized holding gain on securities	367
		Stock acquisition right	81
		Total net assets	46,217
Total assets	83,632	Total liabilities & net assets	83,632
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Non-Consolidated Statement of Income
(April 1, 2013 - March 31, 2014)
(Millions of yen)
Description	Amount
Net sales		120,634
Cost of sales		108,648
Gross profit		11,986
Selling, general & administrative expenses		10,355
Operating income		1,630
Non-operating income
Interest income	44
Interest on securities	0
Dividend income	1,132
Rent income	390
Translation gain	1,202
Other	104	2,875
Non-operating expenses
Interest paid	52
Sales discounts	11
Loss on transfer of receivables	98
Depreciation and amortization	31
Other	13	207
Ordinary income		4,297
Extraordinary income
Proceeds from sale of investment securities	135	135
Extraordinary losses
Loss on disposal of fixed assets	30
Loss on valuation of [claim] of affiliates	201
Loss on valuation of investment in affiliates	131
Provision of allowance for doubtful accounts from subsidiaries and affiliates	164	528
Income before income taxes		3,904
Corporate, inhabitant and enterprise taxes	1,757
Income tax adjustment	(378)	1,379
Net income		2,525
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Non-Consolidated Statement of Changes in Net Assets
(April 1, 2013 - March 31, 2014)
(Millions of yen)
	Shareholders’ equity
		Additional paid-in capital
	Paid-in capital	Legal capital surplus	Other additional paid-in capital	Total additional paid-in capital
Balance at start of period	11,194	20,333	0	20,333
Changes in the fiscal year
Dividends				–
Net income				–
Provision of general reserve				–
Acquisition of treasury stock				–
Disposal of treasury stock			(0)	(0)
Changes other than shareholders’ equity				–
Total changes in the fiscal year	–	–	(0)	(0)
Balance at end of period	11,194	20,333	–	20,333

(Millions of yen)
	Shareholders’ equity
	Retained earnings
		Other retained earnings			Treasury	Total
	Legal retained earnings	General reserve	Retained earnings brought forward	Total retained earnings	stock	shareholders’ equity
Balance at start of period	95	13,070	459		(1,090)	44,061
Changes in the fiscal year
Dividends			(885)	(885)		(885)
Net income			2,525	2,525		2,525
Provision of general reserve		100	(100)	–		–
Acquisition of treasury stock				–	(0)	(0)
Disposal of treasury stock			(13)	(13)	80	66
Changes other than shareholders’ equity				–		–
Total changes in the fiscal year	–	100	1,526	1,626	79	1,705
Balance at end of period	95	13,170	1,985	15,250	(1,011)	45,767

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(Millions of yen)
	Valuation and translation adjustments
	Unrealized holding gains on other securities	Gain (loss) on deferred hedge	Total valuation and translation adjustments	Stock acquisition right	Total net assets
Balance at start of period	193	(31)	162	92	44,317
Changes in the fiscal year
Dividends			–		(885)
Net income			–		2,525
Provision of general reserve			–		–
Acquisition of treasury stock			–		(0)
Disposal of treasury stock			–		66
Changes other than shareholders’ equity	174	31	205	(11)	194
Total changes in the fiscal year	174	31	205	(11)	1,900
Balance at end of period	367	–	367	81	46,217
(Note) Figures presented in the financial statements are rounded down to the nearest million yen.

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Notes to Non-Consolidated Financial Statements
(April 1, 2013 – March 31, 2014)

Notes to significant accounting policies
1. Basis and methods for the valuation of assets
(1) Basis and methods for the valuation of securities
Subsidiaries and affiliates’ stocks
Stated at cost by moving-average method.
Other securities
Securities with market quotations: Stated at fair value method based on the market value, etc., on the closing date unrealized holding gains and losses are accounted for as a component of net assets; cost of sales is determined based on the moving-average method.
Securities without market quotations:
Stated at cost by moving-average method.
The investments in limited investment partnerships and other similar partnerships (those deemed as “securities” according to Article 2, Paragraph 2 of the Financial Instruments and Exchange Act) are reported, using the equity method, based on the latest financial statements available as at the closing dates stipulated by the respective partnership contracts. However, the method whereby the amount under the equity method of profit or loss of the relevant investment partnerships, etc. is recorded in the case where such partnerships, etc. are managed by affiliates of the Company.
(2) Basis and methods for the valuation of inventories
Stated at cost by moving-average method (Cost of inventories is written-down when their carrying amounts become unrecoverable.).
(3) Basis and methods for the derivative transactions
Stated at fair value method.

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2. Depreciation and amortization methods for fixed assets
(1)	Tangible assets (excluding lease assets)
Stated at declining-balance method.  However, the straight-line method has been used for buildings (excluding facilities attached to buildings) acquired after April 1, 1998.
Useful lives of assets are principally as follows:
Buildings: 3-65 years
(2)	Intangible assets (excluding leased assets)
Stated at straight-line method.  Software for internal use is amortized by the straight-line method over an estimated useful life of 5 years.
In addition, software for commercial sales purposes is amortized by the straight-line method over an estimated useful life of 3 years.
(3)	Leased assets
Leased assets concerning non-transfer ownership finance lease transactions:
Depreciated using the straight-line method, defining the lease term of respective assets as their useful lives, without residual value.

3.  Basis for recording reserves
(1) Allowance for doubtful accounts
To provide for the bad debts loss, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary debts are computed, based on the historical rate of defaults. For specific debts where recovery is doubtful, the Company considers the likelihood of recovery on an individual basis.
(2) Accrued bonuses
The estimated amount of payment attributable to this fiscal year is recorded to provide for payments of bonuses to employees.
(3) Reserve for bonuses to directors
The estimated amount of payment attributable to this fiscal year is recorded to provide for payments of bonuses to directors.
(4) Provision for retirement benefits
To provide for retirement benefits for employees, it is recorded based on the estimated amount of retirement benefit obligations and related pension assets at the end of this fiscal year. However for the multi-employer pension plan that the Company adopted, the required contribution amount is recognized as retirement benefit expenses.
In addition, actuarial differences and past service costs are expensed within the fiscal year incurred.
(5) Provision for retirement benefits for directors
To provide for the payment of retirement benefits for directors, the amount based on the Company’s Retirement Benefits for Directors Rules at the end of this fiscal year is recorded.

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4. Other significant matters for the preparation of financial statements
(1) Hedge accounting method
1)	Hedge accounting method
The deferred hedge accounting has been applied.

2)	Hedging instruments and hedging items
Hedging instruments and hedging items for this fiscal year for which hedge accounting has been applied are as follows:
Hedging instruments:	Forward- exchange contracts
Hedging items:	Forecasted transactions denominated in foreign currencies

3)	Hedging policy
Forward-exchange contracts are used to hedge risks in fluctuations in the exchange market for contracts denominated in foreign currency.

4)	Method for evaluating hedging effectiveness
For forward-exchange contracts, evaluation of hedging effectiveness is omitted as significant conditions for hedging instruments and hedging items are identical and they have a high correlation.

(2) Accounting method for consumption tax, etc.
Transactions subject to consumption tax, etc. are recorded at the amount exclusive of consumption tax, etc.

Notes to changes in method of presentation
1.	For non-consolidated balance sheet
“Accounts receivable” under “Current assets” which had been stated separately in the previous fiscal year (1,021 million yen in this fiscal year) becomes minimal, thus it has been included in “Other” in this fiscal year.
“Deposits and guarantees” under “Investments and other assets” (89 million yen in this fiscal year) becomes minimal, thus it has been included in “Other” in this fiscal year.
2.	For non-consolidated statement of income
“Gain on investments in investment partnership” under “Non-operating income” (9 million yen in this fiscal year) becomes minimal, thus it has been included in “Other” in this fiscal year.

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Notes to non-consolidated balance sheet
1. Accumulated depreciation of tangible assets: 3,794 million yen
2. Guarantee obligation
(1) Guarantees for the trade payables of following affiliates to business partners.

(Millions of yen)
ALTIMA Corp.	15,296
ELSENA Inc.	92
MACNICA ASIA PACIFIC PTE LTD	55
MACNICA HONG KONG, LIMITED	306
MACNICA GmbH	196
MACNICA AMERICAS,Inc.	25
CYTECH TECHNOLOGY LIMITED	3,340
CYTECH GLOBAL PTE.LTD.	1,313
GALAXY FAR EAST CORPORATION	226

(2) Guarantees for the banking transaction (trade and letter of credit transactions, etc.) of following affiliates.

(Millions of yen)
CYTECH TECHNOLOGY LIMITED	328

3. Others
 The maximum amount for obligations to repurchase trade notes accompanying liquidation of trade notes are 174 million yen.
4. Monetary claim and liabilities for  affiliates
(Millions of yen)
Short-term monetary claim	15,380
Short-term monetary liabilities	9,463

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Note to non-consolidated statement of income
Aggregate amounts of business transactions and other transactions with affiliates
(Millions of yen)
Net sales	37,495
Purchase amounts	339
Other business transactions	2,638
Transactions other than business transactions	1,590

Note to non-consolidated statement of changes in net assets
Types and the number of treasury stock at the end of this fiscal year
Common stock	377,587 shares

Notes to tax-effect accounting
　Breakdown of major factors giving rise to deferred tax assets and liabilities.
(Millions of yen)
(Deferred tax assets)
Reserve for retirement benefits	1,147
Loss on valuation of investments in capital	442
Loss on valuation of goods	402
Accrued bonuses	389
Extraordinary losses	256
Loss on valuation of stock of subsidiaries and associates	234
Reserve for retirement benefits to directors	163
Loss on valuation of investment in securities	158
Accrued income taxes	118
Other	378
Deferred tax assets	3,691
Valuation reserve	(1,299)
Total deferred tax assets	2,391
(Deferred tax liabilities)
Valuation difference on other securities	(203)
Other	(14)
Total deferred tax liabilities	(217)
Net deferred tax assets	2,174

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Notes to fixed assets used under lease arrangements
Other than the fixed assets recorded on the balance sheet, certain office equipment is used under  non-transfer ownership finance lease agreements.

Notes to transactions with related parties

1. Officers and individual major shareholders, etc.
(Millions of yen)
Category	Company Name	Capital	Holding Ratio of Voting Rights (%)	Relationships		Tran- saction Detail	Tran- saction Amount	Item
				Concurrent officers	Business Relation- ships
A company (including its subsidiaries) of which majority of voting rights are held by major shareholders (individuals) and their close relatives	Nichiei Electronics Corporation	30	None	―	Sales of products of the Company	Sale of products (Note 2)	13	Accounts receivable
A company (including its subsidiaries) of which majority of voting rights are held by officers and their close relatives	Nichiei Electronics Corporation	30	None	―	Sales of products of the Company	Sale of products (Note 2)	13	Accounts receivable
Officers and their close relatives	Kiyoshi Nakashima	―	0.16 Direct owner- ship	―	President and CEO of the Company	Exercise of stock acquisition rights (Note 3)	55	―

Terms of transactions and decision policy for terms of transactions, etc.
Notes:
1.	The transactions amounts stated above are exclusive of consumption taxes, etc., while amounts stated under term-end balance are inclusive of consumption taxes, etc.
2.	Terms of sales of products are determined in the same manner as terms of general transactions.
3.	Exercise of stock acquisition rights issued in accordance with the resolution of the Board of Directors held on August 23, 2010.

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2. Subsidiaries, etc.
(Millions of yen)
Category	Company Name	Capital or Investment	Holding Ratio of Voting Rights (%)	Relationships		Transaction Detail	Transaction Amount	Item	TermEnd Balance
				Concurrent officers	Business Relationships
Subsidiary	ALTIMA Corp.	339 million yen	100.0 Direct owner- ship	2 officers	Sales of products of the Company	Lending and depositing of funds (Note 3)	80	Deposits	1,218
						Guarantees (Note 4)	15,296	―	―
	Macnica Networks Corp.	300 million yen	100.0 Direct owner- ship	1 officer	Purchase of products	Purchase of products (Note 2)	―	Advanced payments	949
						Lending and depositing of funds (Note 3)	81	Deposits	4,999
	ELSENA Inc.	350 million yen	100.0 Direct owner- ship	3 officer	Sales of products of the Company	Lending and depositing of funds (Note 3)	178	Deposits	2,110
	MACNICA HONG KONG, LIMITED	3,500 thousand Hong Kong Dollars	100.0 Indirect owner- ship	―	Sales of products of the Company	Sales of products (Note 1)	10,595	Accounts receivable	1,170
						Loan transactions (Note 3)	4,073	Short- term loans	1,029
	MACNICA ASIA PACIFIC PTE LTD	31,938 thousand U.S. Dollars	100.0 Indirect owner- ship	―	Sales of products of the Company	Sales of products (Note 1)	8,233	Accounts receivable	837
	MACNICA SHANGHAI, LIMITED	3,400 thousand U.S. Dollars	100.0 Direct owner- ship	―	Sales of products of the Company	Sales of products (Note 1)	8,280	Accounts receivable	1,498
	MACNICA (THAILAND) CO., LTD.	100,000 thousand Thai baht	100.0 Indirect owner- ship	―	Sales of products of the Company	Sales of products (Note 1)	4,893	Accounts receivable	1,270
	CYTECH TECHNOLOGY LIMITED	304,556 thousand Hong Kong Dollars	100.0 Direct owner- ship	―	Support- ing of funds and guarantees	Loan transactions (Note 3)	10,042	Short- term loans	2,573
						Guarantees (Note 4)	3,668	―	―
	CYTECH GLOBAL PTE. LTD.	500 thousand U.S. Dollars	100.0 Indirect owner- ship	―	Guarantees	Guarantees (Note 4)	1,313	―	―
	GALAXY FAR EAST CORPORATION	761,117 Thousand Taiwan Dollars	66.7 Indirect owner- ship	―	Support- ing of funds	Loan transactions (Note 3)	1,231	Short- term loans	617

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Category	Company Name	Capital	Holding Ratio of Voting Rights (%)	Relationships		Transaction Detail	Transaction Amount	Item	Term- End Balance
				Interlocking Directorship	Business Relationships
Subsidiary	MACNICA AMERICAS, Inc.	9 thousand U.S. Dollars	55.7 Direct owner- ship	―	Support- ing of funds	Loan transactions (Note 3)	5,205	Short- term loans	1,358
	MACNICA GmbH	2,902 thousand Euros	100.0 Direct owner- ship	―	Support- ing of funds	Loan transactions (Note 3)	2,113	Short- term loans	591
Terms of transactions and decision policy for terms of transactions, etc.
Notes:
1.	Terms of sales of products are determined in the same manner as terms of general transaction based on market price.
2.	Terms of purchase of products are determined in the same manner as terms of general transactions based on market price.
In addition, a large portion of the products purchased from Macnica Networks Corp. are transactions whereby sold through the Company from a commercial perspective, and as net sales is offset with the cost of sales based on the accounting concept regarding representation of the full amount for income as described in “Practical Solution on Revenue Recognition of Software Transactions” (ASBJ PITF No. 17, March 30, 2006), it is not included in the transaction amount above.
3.	Lending, borrowing and depositing of funds includes the transaction amount by the cash management system, and the average balance during the period is presented.
In addition, interests received and paid are determined on reasonable grounds based on the market interest rate.
4.	The amount of guarantees are guarantee obligations for the trade payables to business partners and banking transactions (trade and letter of credit transactions, etc.).
5.	Of the above amounts, transaction amounts are net of consumption taxes, etc., and term-end balances include consumptions taxes, etc.

Notes to per share information

Net assets per share	2601.74 yen
Net income per share	142.61 yen

Notes to significant subsequent events
Not applicable.

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Accounting Auditor’s Report on the Consolidated Financial Statements

Independent Auditor’s Report
May 15, 2014
To the Board of Directors
Macnica, Inc.
Ernst & Young ShinNihon LLC
Hidetsugu Kaneko (Seal)
Certified Public Accountant
Designated Limited Liability Partner, Engagement Partner
Kayoko Kitamoto (Seal)
Certified Public Accountant
Designated Limited Liability Partner, Engagement Partner

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements for the consolidated fiscal year from April 1, 2013 to March 31, 2014 of Macnica, Inc., that is, the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements.

Responsibility of the Company’s Management for Consolidated Financial Statements
The responsibility of the management is to prepare and present properly consolidated financial statements in accordance with accounting standards generally accepted in Japan. This includes establishing and operating internal control that the management considers necessary to prepare and present properly such consolidated financial statements free of any material misstatement due to dishonesty or an error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the consolidated financial statements as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan to obtain reasonable reassurance about whether the consolidated financial statements are free of any material misstatement.
In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the consolidated financial statements. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the consolidated financial statements due to dishonesty or an error.

Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of consolidated financial statements in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit also includes examining the overall presentation of the consolidated financial statements, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.
We believe that we have obtained the sufficient and appropriate audit evidence that serve as a basis for expressing our opinions.

Audit Opinion
In our opinion, the above consolidated financial statements present properly in every material point the situations of the assets as well as the income and losses of the group composed of Macnica, Inc. and its consolidated subsidiaries for the year related to these consolidated financial statements in accordance with the accounting standards generally accepted in Japan.

Interests
Neither the above audit corporation nor its engagement partners have any interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act.

End

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 Accounting Auditor’s Report on the Non-Consolidated Financial Statements

Independent Auditor’s Report
May 15, 2014
To the Board of Directors
Macnica, Inc.
Ernst & Young ShinNihon LLC
Hidetsugu Kaneko (Seal)
Certified Public Accountant
Designated Limited Liability Partner, Engagement Partner
Kayoko Kitamoto (Seal)
Certified Public Accountant
Designated Limited Liability Partner,Engagement Partner

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements for the 43th fiscal year from April 1, 2013 to March 31, 2014 of Macnica, Inc., that is, the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and their supplementary schedules.

Responsibility of the Company’s Management for Non-Consolidated Financial Statements
The responsibility of the management is to prepare and present properly non-consolidated financial statements and their supplementary schedules in accordance with accounting standards generally accepted in Japan. This includes establishing and operating internal control that the management considers necessary to prepare and present properly such non-consolidated financial statements and their supplementary schedules free of any material misstatement due to dishonesty or an error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the non-consolidated financial statements and their supplementary schedules as independent auditors on the basis of the audit we conducted. We conducted our audit in accordance with the auditing standards generally accepted in Japan. Those standards require that we draw up an audit plan and conduct audit based on the audit plan to obtain reasonable reassurance about whether the non-consolidated financial statements and their supplementary schedules are free of any material misstatement.

In our audit, we perform the procedure for obtaining audit evidence as to the amounts and disclosure of the non-consolidated financial statements and their supplementary schedules. The audit procedure is selected and used, according to our judgment, on the basis of the assessment of the risk of material misstatements on the non-consolidated financial statements and their supplementary schedules due to dishonesty or an error. Although the purpose of our audit is not to express our opinion on the validity of the internal control, we examine the internal control related to the preparation and proper presentation of non-consolidated financial statements and their supplementary schedules in order to plan a proper audit procedure according to the situation in conducting the assessment of the risk. Our audit also includes examining the overall presentation of the non-consolidated financial statements and their supplementary schedules, including the assessment of the accounting policies and their application methods adopted by the management and of the estimates made by the management.
We believe that we have obtained the sufficient and appropriate audit evidence that serve as a basis for expressing our opinions.

Audit Opinion
In our opinion, the above non-consolidated financial statements and their supplementary schedules present properly in every material point the situations of the assets as well as the income and losses for the year related to these non-consolidated financial statements and their supplementary schedules in accordance with the accounting standards generally accepted in Japan.

Interests
Neither the above audit corporation nor its engagement partners have any interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act.
End

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Audit Report by the Board of Corporate Auditors

Audit Report

Regarding the performance of duties by the Directors for the 43th fiscal year from April 1, 2013 to March 31, 2014, the Board of Corporate Auditors hereby submits its audit report, which has been prepared through discussions based on the reports prepared by each corporate auditor.
1. Auditing Method Employed by the Corporate Auditors and the Board of Corporate Auditors and Details Thereof
The Board of Corporate Auditors determined the auditing policies, the assignment of tasks to corporate auditors, etc., and received reports from each corporate auditor the situation of auditing work and its result. In addition, it received reports on the performance of duties and, when necessary, asked for explanations, from the directors, etc., and the accounting auditors.
In accordance with the auditing polices and the assignment of tasks to corporate auditors, etc., each corporate auditor kept up communications with the directors, internal audit office and other employees, etc., and worked to collect information and improve the auditing environment. Corporate auditors also attended the meetings of the Board of Directors and other important meetings, received reports on the performance of duties from the directors and employees, etc., asked for explanations whenever necessary, read important authorized documents, etc., and studied the operations and financial positions at the head office and principal business offices. In addition, they regularly received reports and asked explanations whenever necessary from directors and employees, etc., and expressed their opinions about the content of the resolutions of the Board of Directors regarding the development of the system for ensuring that the performance of duties by the directors stated in the business report conforms to laws and regulations as well as to the Articles of Incorporation and other systems provided for in Article 100, Paragraphs 1 and 3 of the Enforcement Regulations of the Companies Act as necessary to ensure the proper conduct of business of a corporation and about the establishment and operating situation of the system (internal control system) established according to the resolutions. As for the subsidiaries, we worked to keep up communications and exchange information with the directors and corporate auditors, etc., of these subsidiaries and, when necessary, received reports on business from the subsidiaries.  We examined the business report and its supplementary schedules for this fiscal year in the way described above.
In addition, the corporate auditors monitored and inspected to check whether the accounting auditors maintain their independence and conducted their audit work properly, and received reports from them about their performance of their duties and, when necessary, asked them for explanations. We also had a report from the accounting auditors to the effect that they established the “System for ensuring that the independent auditors properly perform their duties” (matters stated in each Item of Article 131 of the Regulations for Corporate Accounting) according to the “Standards for Quality Control of Auditing” (Business Accounting Council; October 28, 2005), etc., and, when necessary, asked them for explanations. We examined the non-consolidated financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets and notes to non-consolidated financial statements) and supplementary schedules thereto as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets and notes to consolidated financial statements) in the way prescribed above.

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2. Audit Results
(1)	Audit Results of the Business Report, etc.
1)	In our opinion, the business report and its supplementary schedules fairly represent the Company’s conditions in accordance with the laws and regulations and the Articles of Incorporation.
2)	With regard to the performance of duties by the Directors, we have found no evidence of wrongful act or material facts in violation of the laws and regulations or the Articles of Incorporation.
3)
In our opinion, the resolution of the Board of Directors regarding the internal control system is fair. As for the statement regarding such internal control system in the business report and the performance of directors’ duties concerning the internal control system, we have found no matters to point out.

(2)	Audit Results of the Non-Consolidated Financial Statements and their Supplementary Schedules
In our opinion, the audit methods and results employed and rendered by Ernst & Young ShinNihon LLC, the accounting auditors, are fair and reasonable.
(3)	Audit Results of the Consolidated Financial Statements and their Supplementary Schedules
In our opinion, the audit methods and results employed and rendered by Ernst & Young ShinNihon LLC, the accounting auditors, are fair and reasonable.

May 16, 2014

Macnica, Inc.                               Board of Corporate Auditors
Full time Corporate Auditor	Takashi Ito (seal)
Full time Corporate Auditor	Yutaka Usami (seal)
Corporate Auditor	Yoshiaki Asahi (seal)

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